                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Delta Air Lines, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                  [DELTA LOGO]

                                                     Delta Air Lines, Inc.
                                                     Post Office Box 20706
                                                     Atlanta, Georgia 30320-6001

To Our Shareowners:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2001 Annual Meeting of Shareowners of Delta Air Lines, Inc. The meeting will be held at The Grand America Hotel, 555 South Main Street in Salt Lake City, Utah, on Thursday, April 26, 2001 at 9:00 a.m., local time.

The purpose of the meeting is to act on the matters listed in the attached Notice, and to update you on Delta's activities during calendar year 2000. There will also be an opportunity to discuss matters of interest to you as a shareowner.

If you plan to attend the meeting, please mark the appropriate box on your proxy card, or indicate your intent when prompted by our Internet or telephone voting system. Please note that you will need to show you are a Delta shareowner to attend the meeting. If you are a shareowner of record, you should bring the enclosed admission ticket to the meeting. If your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a proxy or bring your most recent account statement to the meeting so we can confirm your ownership of Delta stock. IF YOU DO NOT HAVE AN ADMISSION TICKET OR PROOF THAT YOU OWN DELTA STOCK, YOU MAY NOT BE ADMITTED TO THE MEETING.

If you will need special assistance at the meeting because of a disability, please contact Ms. Suzanne Rolon, Specialist, Investor Relations, at (404) 715-2391.

I am pleased to announce that Delta will once again broadcast the annual meeting live on-line (listen only) at www.delta.com/inside/investors/index.jsp for shareowners unable to attend in person. To vote your shares, you will need to sign and return your proxy card, or use our Internet or telephone voting system. The replay of the Webcast will be available through May 26, 2001.

We are continuing to offer you the option to receive future annual meeting materials electronically through the Internet. You may sign up by following the instructions on your admission ticket. The Internet provides a simple, convenient way to receive future annual reports and proxy materials, and it is cost-effective for Delta. If you have a computer with Internet access, we hope you will try this electronic distribution method.

Your vote is important. Please sign and return your proxy card in the enclosed envelope, or use our Internet or telephone voting system, so your shares will be voted at the meeting.

                                          Cordially,
                                          /s/ Leo F. Mullin
                                          Leo F. Mullin
                                          Chairman of the Board and
                                          Chief Executive Officer

Atlanta, Georgia
March 6, 2001

                                                  [DELTA LOGO]

                                                     Delta Air Lines, Inc.
                                                     Post Office Box 20706
                                                     Atlanta, Georgia 30320-6001

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

 PLACE:               The Grand America Hotel
                      555 South Main Street
                      Salt Lake City, Utah 84101

 DATE AND TIME:       Thursday, April 26, 2001, 9:00 a.m., local time

 ITEMS OF BUSINESS:   1. to elect eleven directors;

                      2. to ratify the appointment of Arthur Andersen LLP as
                         Delta's independent auditors for the calendar year ending December 31, 2001;

                      3. to consider and vote on the four shareowner proposals
                         described in the accompanying proxy statement, if those proposals are presented at the meeting; and

                      4. to transact such other business as may properly come
                         before the meeting.

 WHO MAY ATTEND:      Only Delta shareowners or their representatives will be
                      admitted to the meeting. You must present an admission
                      ticket, proof that you own Delta stock, or a proxy from
                      the shareowner of record to be admitted to the meeting.

 WHO MAY VOTE:        You may vote if you were a shareowner of record of
                      Delta's common stock or Series B ESOP Convertible
                      Preferred Stock at the close of business on February 28,
                      2001, or if you hold a proxy from a shareowner of record.

 LIST OF SHAREOWNERS: During the ten-day period prior to the meeting, a list of shareowners entitled to vote at the meeting will be available during normal business hours at Delta's
                      Investor Relations Department, 1030 Delta Boulevard,
                      Atlanta, Georgia 30320. The shareowner list will also be available at the meeting.

 PROXY VOTING:        Your vote is important. Please vote in one of the
                      following ways:

                      1. visit the Internet web site listed on your admission
                         ticket;

                      2. call the toll-free telephone number listed on your
                         admission ticket; or

                      3. mark, sign, date and promptly return the enclosed
                         proxy card in the postage-paid envelope.

                                          By Order of the Board of Directors,
                                          /s/ Robert S. Harkey
                                          Robert S. Harkey
                                          Senior Vice President-General
                                          Counsel
                                          and Secretary

Atlanta, Georgia
March 6, 2001

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Voting Information........................................................   1

Corporate Governance Principles...........................................   4

Proposal 1--Election of Directors.........................................   6
 Certain Information About Nominees.......................................   6
 The Board of Directors and Board Committees..............................   8
 Board Committee Memberships..............................................   9
 Compensation of Directors................................................   9
 Compensation Committee Interlocks and Insider Participation..............  10

Beneficial Ownership of Securities........................................  11
 Beneficial Owners of More Than 5% of Voting Stock........................  11
 Directors, Nominees for Director and Executive Officers..................  12

Audit Committee Report....................................................  14

Personnel & Compensation Committee Report on Executive Compensation.......  15

Executive Compensation....................................................  19
 Summary Compensation Table...............................................  19
 Option Grants in Transition Period.......................................  20
 Aggregated Option Exercises in Transition Period and FY-End Option
  Values..................................................................  21
 Long-Term Incentive Plans--Awards in Transition Period...................  22
 Retirement Plans and Other Agreements....................................  23
 Stock Performance Graph..................................................  26

Proposal 2--Ratification of the Appointment of Independent Auditors.......  27
 Fees of Independent Auditors for Calendar Year Ended December 31, 2000...  27

Proposals 3, 4, 5 and 6--Shareowner Proposals.............................  27

General Information.......................................................  33
 Cost of Solicitation.....................................................  33
 Submission of Shareowner Proposals.......................................  33
 Section 16 Beneficial Ownership Reporting Compliance.....................  33
 Extent of Incorporation by Reference of Materials Included in or
  Accompanying This Proxy Statement.......................................  34

 Appendix A--Audit Committee Charter...................................... A-1

                                PROXY STATEMENT

                               VOTING INFORMATION

WHAT IS THE PURPOSE OF THIS PROXY STATEMENT?
This proxy statement is being provided to you in connection with the solicitation of proxies by the Board of Directors of Delta Air Lines, Inc., to be voted at Delta's 2001 Annual Meeting of Shareowners. The annual meeting will be held at The Grand America Hotel, 555 South Main Street, in Salt Lake City, Utah, on Thursday, April 26, 2001 at 9:00 a.m., local time. These proxies may also be voted at any adjournment of the annual meeting. Delta's proxy statement, the enclosed proxy card and the Annual Report to Shareowners are being mailed to shareowners beginning on or about March 6, 2001.

WHY IS DELTA HOLDING AN ANNUAL MEETING IN APRIL 2001? WHAT IS THE "TRANSITION PERIOD"?
Effective December 31, 2000, Delta changed its year end from June 30 to December 31. As a result of this change, our annual meeting will now be held in April rather than in October. References in this proxy statement to the "transition period" refer to the six-month transition period that began July 1, 2000 and ended December 31, 2000.

WHEN IS THE RECORD DATE FOR THE MEETING? WHAT CLASSES OF STOCK ARE ELIGIBLE TO VOTE?
February 28, 2001 is the record date for determining the shareowners entitled to notice of and to vote at the annual meeting. On that date, there were outstanding 123,036,035 shares of Delta's common stock, par value $1.50 per share, and 6,376,088 shares of Delta's Series B ESOP Convertible Preferred Stock, par value $1 per share ("ESOP Preferred Stock"). The common stock and ESOP Preferred Stock are the only classes of securities entitled to vote at the meeting.

Each outstanding share of common stock entitles its holder to one vote. Each outstanding share of ESOP Preferred Stock entitles its holder to two votes, subject to adjustment in certain circumstances. Holders of the common stock and ESOP Preferred Stock will vote together as a single class on all matters presented at the annual meeting.

WHAT IS THE QUORUM FOR THE MEETING?
A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock and ESOP Preferred Stock that are outstanding and entitled to vote. No business may be conducted at the meeting if a quorum is not present.

HOW MANY VOTES ARE NEEDED TO ACT ON PROPOSALS AT THE MEETING?
A majority of the votes entitled to be cast by the holders of all shares of common stock and ESOP Preferred Stock, voting together as a single class, that are present or represented at the meeting and entitled to vote will be necessary:

(1)  to elect the director-nominees;

(2) to ratify the appointment of Arthur Andersen LLP as independent auditors for the calendar year ending December 31, 2001; and

(3) to approve each of the four shareowner proposals described in this proxy statement.

A vote "withheld" from a director-nominee has the same effect as a vote against that director-nominee. An abstention from voting on any of the other proposals has the same effect as a vote against that proposal.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?
The Board recommends that you vote (1) "FOR" the election of the director-nominees named on page 6 of this proxy statement; (2) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors for the calendar year ending December 31, 2001; and (3) "AGAINST" each of the four shareowner proposals described on pages 27-33 of this proxy statement.

HOW MAY I VOTE SHARES REGISTERED IN MY NAME?
You may vote shares registered in your name in person at the meeting or you may submit a

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

proxy before the meeting. To vote by proxy, you may choose one of the following options:

Voting by the Internet or Telephone

   You may vote using the Internet or telephone by following the instructions on the admission ticket attached to your proxy card. The Internet and telephone voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures, which comply with Delaware law, enable shareowners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

Voting by Written Proxy Card

   You may vote by signing, dating and returning the proxy card in the enclosed postage-paid envelope. You must sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner must sign the proxy card. If a shareowner is a corporation or partnership, the proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other proof of appointment must be provided. All written proxy cards must be dated.

HOW ARE PROXIES VOTED?
All properly executed proxies, whether submitted by the Internet, telephone or mail, will be voted at the annual meeting according to the instructions given in the proxy card. The members of Delta's Board of Directors designated to vote the proxies returned pursuant to this solicitation are Mrs. Mary Johnston Evans and Messrs. Gerald Grinstein and Leo F. Mullin.

WHAT IF A PROPERLY EXECUTED PROXY CARD IS RETURNED WITHOUT ANY VOTING INSTRUCTIONS?
If you are a shareowner of record and return a written proxy card without voting instructions, your shares will be voted (1) "FOR" the election of the director-nominees named on page 6 of this proxy statement; (2) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors for the calendar year ending December 31, 2001; and (3) "AGAINST" each of the four shareowner proposals described on pages 27-33 of this proxy statement.

IF I SUBMIT A PROXY, MAY I STILL VOTE MY SHARES AT THE MEETING?
Submitting a proxy by the Internet, telephone or mail will not limit your right to vote at the annual meeting if you decide to attend and vote in person.

MAY I REVOKE A PROXY?
You may revoke your proxy at any time before it is voted (1) by providing written notice to Delta's Secretary, Robert S. Harkey; (2) by submitting a later-dated proxy by the Internet, telephone or mail; or (3) by attending the annual meeting and voting in person. Attendance at the meeting will not by itself revoke a proxy.

HOW DO I VOTE MY SHARES HELD IN "STREET NAME"?
If your shares are held in the name of a broker, bank or other record holder, you should provide voting instructions to the shareowner of record. You may also obtain a proxy from the shareowner of record permitting you to vote in person at the annual meeting.

IF I HOLD SHARES IN A BROKERAGE ACCOUNT AND DO NOT RETURN VOTING INSTRUCTIONS, WILL MY SHARES BE VOTED?
Under New York Stock Exchange rules, brokerage firms are allowed to vote in their discretion on certain matters on behalf of clients who did not provide voting instructions at least fifteen days before the date of the annual meeting. Generally, brokerage firms may vote on proposals to elect directors and to ratify the selection of independent auditors because those proposals are "discretionary" items under NYSE rules. In contrast, brokerage firms are not allowed to vote on the shareowner proposals described in this proxy statement because those proposals are "non-discretionary" items. This means that, if your shares are held in a brokerage account and you do not return voting instructions to your broker by the deadline, your shares may be voted on some, but not all, of the proposals described in this proxy statement. "Broker non-votes" will not be considered in determining the number of votes necessary for approving non-discretionary items.

WHAT IS THE DELTA FAMILY-CARE SAVINGS PLAN? HOW IS DELTA STOCK HELD BY THE SAVINGS PLAN VOTED?
The Delta Family-Care Savings Plan ("Savings Plan") is a qualified defined contribution pension plan which includes an employee stock ownership plan feature. Eligible Delta personnel may contribute a portion of their earnings to various investment funds, including a fund invested primarily in Delta common stock (the "Delta Common Stock Fund"). A specified amount of Delta's contributions to a participant's account during each Savings Plan year is invested in ESOP Preferred Stock and common stock (the "Preferred Stock Fund"). At December 31, 2000, there were approximately 71,700 participants in the Savings Plan.

Fidelity Management Trust Company is the trustee of the Savings Plan. The trustee is the registered holder of all outstanding shares of ESOP Preferred Stock.

The Savings Plan provides (1) that shares of ESOP Preferred Stock and common stock allocated to a participant's account in the Preferred Stock Fund ("Allocated Shares") will be voted by the trustee in accordance with the participant's confidential voting instructions; (2) that Allocated Shares will be voted by the trustee in its discretion if no voting instructions are received by the trustee prior to the deadline specified in the Voting Instruction Form provided to Savings Plan participants; and (3) that shares of ESOP Preferred Stock not yet allocated to any participant's account will be voted by the trustee in proportion to the votes cast with respect to Allocated Shares for which voting instructions are received.

The Savings Plan also provides (1) that shares of common stock attributable to a participant's account in the Delta Common Stock Fund will be voted by the trustee in accordance with the participant's confidential voting instructions; and (2) that these shares will be voted by the trustee in its discretion if no instructions are received by the trustee prior to the deadline specified in the Voting Instruction Form.

WHAT IF OTHER BUSINESS IS PRESENTED AT THE MEETING?
Delta has not received proper notice, and is not presently aware, of any business to be transacted at the annual meeting other than as described in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted in accordance with the discretion of the directors designated to vote the proxies.
                             ---------------------

                        CORPORATE GOVERNANCE PRINCIPLES

Delta's Board of Directors believes that sound corporate governance practices provide an important framework to assist the Board in fulfilling its responsibilities. Accordingly, the Board has formally adopted corporate governance principles relating to its functions, structure and operations. These principles, which the Board reviews periodically, are set forth below.

Board Functions
1. Chief Executive Officer Evaluation. The Board will evaluate the performance of the Chief Executive Officer at least annually. Each outside (non-management) director will complete an assessment, and the Chief Executive Officer will complete a self-assessment, of the Chief Executive Officer's performance in specified categories such as strategic planning, financial matters and leadership. The outside directors will meet in executive session, with and without the Chief Executive Officer, to discuss these assessments.

The evaluation will be based on objective criteria which shall include, among other factors, corporate performance, development of management, and the accomplishment of annual objectives and long-term strategic goals.

2. Approval of Major Strategies and Financial Objectives. Each year the Board will review and approve Delta's one-year business plan, as well as its long-term strategic plan, aircraft fleet plan and financial goals. The Board will regularly monitor Delta's performance with respect to these plans and goals.

3. Board Evaluation. The Board will annually evaluate the effectiveness of the Board and its committees. Each director will complete a written assessment of the Board's performance in specified categories such as fiduciary oversight; Board governance and process; strategic planning and business decisions; and financial matters. The Board will meet in executive session to discuss these assessments. The purpose of this evaluation is to increase the effectiveness of the Board as a whole, as well as its individual members.

4. Selection of Board Members. The Board has the responsibility for nominating directors. In nominating a slate of directors, the Board's objective is to select individuals with skills and experience which can be of assistance to management in operating Delta's business. The Board will consider business experience, diversity, skills, international background and other matters which are relevant to this objective. Each director should devote the time and attention necessary to fulfill the obligations of a director.

5. Management Succession. The Board will review annually with the Chief Executive Officer management succession planning and development. There should also be available, on a continuing basis, the Chief Executive Officer's recommendation as to his successor should he be unexpectedly disabled.

6. Executive Compensation. Delta's executive compensation program will be designed and administered with clear and strong linkages to its business strategy and long-term goals, particularly the creation of shareowner value, to develop talented executives and motivate them to work for the long-term advantage of Delta's primary stakeholder groups.

7. Director Compensation. The Board will periodically review director compensation in comparison with companies that are similarly situated to ensure that such compensation is reasonable and competitive.

8. Board Interaction with Institutional Investors, the Press, Customers, etc. The Board believes that management speaks for Delta. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with Delta. However, it is expected that Board members will speak for Delta only with the knowledge of management and, in most instances, at the request of management.

Board Structure
1. Number of Directors. The Board will normally consist of between nine and eleven members, although the Board is willing to increase its size to accommodate the availability of an outstanding candidate.

2. Independence. A substantial majority of the directors will be outside directors who have no significant financial or personal tie to Delta, other than common stock ownership and entitlement to directors' fees.

3. Board Leadership. The Board does not have a policy on whether the role of the Chief Executive Officer and the Chairman should be separate. When the Chief Executive Officer holds the position of Chairman of the Board, the Board will consider the election of an outside director to chair the executive sessions of the Board which are not attended by the Chief Executive Officer and to have such other duties as the Board deems appropriate.

4. Committees of the Board. The Board, in consultation with the Chief Executive Officer, will determine the responsibilities and membership of its committees. Each committee, other than the Executive Committee, will consist solely of outside directors. The committee chairman, in consultation with committee members, will determine the frequency and length of the meetings of the committee.

5. Retirement/Resignation and Term Limits. No director may stand for reelection after age 72. A director is expected to offer to submit his or her resignation when the director no longer holds the principal occupation he or she held at the time of election to the Board. Directors who are full-time employees of Delta shall resign from the Board coincident with their retirement from full-time employment.

The Board does not believe it should establish term limits for directors. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into Delta and its operations, and who therefore provide an increasing contribution to the Board.

6. Stock Ownership. Directors are encouraged to own a significant equity interest in Delta within a reasonable period after initial election to the Board. To more closely align the interests of directors and Delta's shareowners, a portion of directors' fees will be paid in the form of common stock.

Board Operations
1. Number of Meetings. The Board will meet as frequently as needed for directors to discharge properly their responsibilities. Regular meetings of the Board are held four times per year and special meetings are held as required.

2. Conduct of Meetings. Board meetings will be conducted in a manner which ensures open communication, meaningful participation and timely resolution of issues. Whenever feasible, directors will receive materials concerning matters to be acted upon well in advance of the applicable meeting.

3. Executive Sessions. The Board will hold executive sessions at least twice a year without the Chief Executive Officer or any other inside directors.

4. Board Access to Senior Management. Board members have complete access to Delta's senior management. It is assumed that Board members will use judgment to be sure that contact with management is not distracting to Delta's business operations and that the Chief Executive Officer is appropriately informed.

5. Senior Management Service on Outside Boards. Members of senior management should review proposed outside Board memberships with the Corporate Governance Committee, and outside Board memberships ordinarily should be limited to three.
                             ---------------------

                       PROPOSAL 1--ELECTION OF DIRECTORS

A Board of eleven directors is to be elected at the annual meeting. Each director so elected will hold office until the next annual meeting of shareowners and the election of his or her successor. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES:

  Edwin L. Artzt, James L. Broadhead, Edward H. Budd, R. Eugene Cartledge, Mary Johnston Evans, George M.C. Fisher, David R. Goode, Gerald Grinstein, Leo F. Mullin, John F. Smith, Jr. and Andrew J. Young.

All of the nominees were elected by the shareowners at the last annual meeting of shareowners. During the six-month transition period ended December 31, 2000, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served except Messrs. Broadhead and Smith. Due to an unavoidable conflict, Mr. Broadhead was unable to attend the quarterly Board and committee meetings on July 26 and 27, 2000. Similarly, Mr. Smith, who was elected to the Board on October 25, 2000, was unable to participate in a Board meeting in December 2000.

The members of the Board of Directors provide Delta with a wide and valuable range of judgment and experience from areas such as air and ground transportation, banking, consumer products, digital technology, government and international affairs, insurance, investments, international trade, utilities and manufacturing.

The Board of Directors believes each nominee for director will be able to stand for election. If any nominee becomes unable to stand for election, the Board may name a substitute nominee or reduce the number of directors. If a substitute nominee is chosen, the directors designated to vote the proxies will vote "FOR" the substitute nominee.


                       CERTAIN INFORMATION ABOUT NOMINEES

EDWIN L. ARTZT has been non-executive Chairman of the Board of Spalding Holdings Corporation since October 1998. Mr. Artzt was Chairman of the Executive Committee of the Board of Directors of The Procter & Gamble Company from 1995 until his retirement from that Board in September 1999. He was Chairman of the Board and Chief Executive Officer of The Procter & Gamble Company from 1990 until his retirement as an executive of that company in 1995. From 1984 to 1990, Mr. Artzt served as Vice Chairman of The Procter & Gamble Company and as President of Procter & Gamble International. He has been a director of Delta since 1991. Mr. Artzt is also a director of American Express Company and Evenflo Company, Inc., and a member of The Business Council. Age 71.

JAMES L. BROADHEAD has been Chairman of the Board and Chief Executive Officer of FPL Group, Inc., and its principal subsidiary, Florida Power & Light Company, since 1990. From 1989 to 1990, he was President and Chief Executive Officer of FPL Group, Inc. From 1986 to 1988, Mr. Broadhead served as President, Telephone Operating Group of GTE Corporation. He has been a director of Delta since 1991. Mr. Broadhead is also a director of New York Life Insurance Company and The Pittston Company, and a member of The Business Council and The Business Roundtable. Age 65.

EDWARD H. BUDD was Chairman of the Board and Chief Executive Officer of The Travelers Corporation from 1982 until his retirement in 1993, and was an executive officer of that company from 1974 through 1993. He has been a director of Delta since 1985. Mr. Budd is also a director of Verizon Communications, a member of the American Academy of Actuaries and The Business Council, and a Trustee of Tufts University. Age 67.

R. EUGENE CARTLEDGE has been non-executive Chairman of the Board of Generac Portable Products, Inc. since July 1998. Mr. Cartledge was Chairman of the Board of Savannah Foods & Industries, Inc. from April 1996 until December 1997, and Chairman of the Board and Chief Executive Officer of Union Camp Corporation from 1986 until his retirement in 1994. Mr. Cartledge has been a director of Delta since 1990. He is also a director of Chase Brass Industries, Inc., Sunoco, Inc. and UCAR International Inc. Age 71.

MARY JOHNSTON EVANS is a director of Household International, Inc., Moody's Corporation and Sunoco, Inc. She has been a director of Delta since 1982. She served as non-executive Acting Chairman of Delta's Board of Directors from August 1, 1997 to August 14, 1997. Mrs. Evans is also a senior member of The Conference Board. She was a director of AMTRAK from 1974 to 1980, serving as Vice Chairman from 1974 until 1979. Age 71.

GEORGE M.C. FISHER was Chairman of the Board of Eastman Kodak Company from 1993 until his retirement from that Board in December 2000, and served as its Chief Executive Officer from 1993 until his retirement in December 1999. He was also President of Eastman Kodak Company from 1993 through December 1996. Before joining Eastman Kodak Company, Mr. Fisher was an executive officer of Motorola, Inc., serving as Chairman and Chief Executive Officer from 1990 through 1993, and Chief Executive Officer from 1988 to 1990. He has been a director of Delta since 1999. Mr. Fisher is also a director of AT&T Corporation, Eli Lilly & Company and General Motors Corporation. He is Chairman of the National Academy of Engineering, a member of the President's Advisory Committee for Trade Policy & Negotiations, and a member of The Business Council. Age 60.

DAVID R. GOODE has been Chairman of the Board, President and Chief Executive Officer of Norfolk Southern Corporation since 1992, and an executive officer of that company since 1985. He has been a director of Delta since 1999. Mr. Goode is also a director of Caterpillar, Inc., Georgia-Pacific Corporation and Texas Instruments, Incorporated, and a member of The Business Council and The Business Roundtable. Age 60.

GERALD GRINSTEIN has been non-executive Chairman of the Board of Agilent Technologies, Inc. since August 1999. He is also a principal of Madrona Investment Group, L.L.C., a Seattle-based investment company. He served as non-executive Chairman of Delta's Board of Directors from August 1997 until October 1999. Mr. Grinstein was Chairman of Burlington Northern Santa Fe Corporation (successor to Burlington Northern Inc.) from September 1995 until his retirement in December 1995; an executive officer of Burlington Northern Inc. and certain affiliated companies from April 1987 through September 1995; and Chief Executive Officer of Western Air Lines, Inc. from 1985 through March 1987. He has been a director of Delta since 1987. He is also a director of Expedia, Inc., Imperial Sugar Corporation, PACCAR Inc., The Pittston Company and Vans, Inc. Age 68.

LEO F. MULLIN has been Chairman of Delta's Board of Directors since October 1999, and has served as Delta's Chief Executive Officer since August 1997. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, from 1995 to August 1997. He was an executive of First Chicago Corporation from 1981 to 1995, serving as that company's President and Chief Operating Officer from 1993 to 1995. He has been a director of Delta since 1997. Mr. Mullin is a director of BellSouth Corporation and Johnson & Johnson. He is a member of the board of the Air Transport Association of America and Chairman of the International Air Transport Association. He is also a member of The Business Council and The Business Roundtable. Age 58.

JOHN F. SMITH, JR. has been Chairman of the Board of Directors of General Motors Corporation since 1996, and served as its Chief Executive Officer from 1992 until his retirement in June 2000. He was also President of General Motors Corporation from April 1992 until October 1998, and President and Chief Operating Officer from April 1992 until November 1992. He has been a director of

Delta since 2000. Mr. Smith is a director of Hughes Electronics Corporation and The Procter & Gamble Company. He is Chairman of Catalyst, and a member of the Board of The Nature Conservancy. Mr. Smith is also a member of The Business Council and the U.S.-Japan Business Council. Age 63.

ANDREW J. YOUNG has been Chairman of the Board and a senior partner of GoodWorks International, Inc. since January 1997. He was Vice Chairman of Law Companies Group, Inc. from 1993 to January 1997, and a director of that company from 1995 to January 1997. He was Chairman of Law Companies International Group, Inc. (a former subsidiary of Law Companies Group, Inc.) from 1990 to 1993. Mr. Young was Mayor of the City of Atlanta, Georgia from 1982 to 1990, United States Ambassador to the United Nations from 1977 to 1979, and a member of the House of Representatives of the United States Congress from 1973 to 1977. He has been a director of Delta since 1994. Mr. Young is a director of Archer Daniels Midland Company, Cox Communications, Inc. and Thomas Nelson, Inc. He is Chairman of the Southern Africa Enterprise Development Fund, and a director of the Atlanta Market Center and the Martin Luther King, Jr. Center. He was Co-Chairman of the Atlanta Committee for the Olympic Games and a member of the Board of the United States Olympic Committee. Age 69.


                  THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board of Directors holds regular meetings four times per year and schedules special meetings when required. The Board also meets informally from time to time. During the six-month transition period ended December 31, 2000, the Board held a total of three regular and special meetings, and one informal meeting.

The committees established by the Board of Directors to assist it in discharging its responsibilities are described below. The membership of each committee is set forth following the committee descriptions.

The Audit Committee assists the Board of Directors in its oversight of Delta's financial statements. During the transition period, this committee met four times, and held one informal meeting.

The Benefit Funds Investment Committee acts as the fiduciary for managing the investment policies and assets of certain of Delta's benefit plans. This committee met two times during the transition period.

The Corporate Governance Committee reviews and makes recommendations to the Board concerning its composition, organization and processes; the type, function, size and membership of Board committees; qualifications and eligibility requirements for Board members; evaluation of the Board; Board compensation; and other corporate governance issues. This committee met two times during the transition period.

The Corporate Governance Committee also recommends to the Board candidates for election as directors, and will consider nominees recommended by shareowners. Shareowner recommendations should be submitted in writing to Delta's Secretary, Robert S. Harkey, with a description of the proposed nominee's qualifications and other relevant biographical information, and the nominee's consent to serve as a director. See "Submission of Shareowner Proposals" on page 33 of this proxy statement.

The Corporate Strategy Committee reviews Delta's long-term strategic goals, objectives and plans, and makes recommendations to management and the Board of Directors on these subjects. This committee met one time during the transition period.

The Executive Committee exercises certain powers of the Board of Directors between Board meetings. This committee did not meet during the transition period.

The Finance Committee reviews Delta's financial planning and financial structure, funds requirements, and borrowing and dividend policies. This committee met two times during the transition period.

The Personnel & Compensation Committee reviews and makes recommendations to the Board concerning the election of Delta's officers, the compensation for and evaluation of the Chief Executive Officer, management succession planning and the overall policy of Delta's benefit plans for non-executive personnel. It also sets the salaries for officers above the level of Senior Vice President except the Chief Executive Officer, and administers Delta's 2000 Performance Compensation Plan. This committee met three times during the transition period.


                          BOARD COMMITTEE MEMBERSHIPS

           AUDIT              BENEFIT FUNDS INVESTMENT      CORPORATE GOVERNANCE
----------------------------  ------------------------- -----------------------------
James L. Broadhead, Chairman  Andrew J. Young, Chairman Mary Johnston Evans, Chairman
Mary Johnston Evans           James L. Broadhead        James L. Broadhead
George M.C. Fisher            R. Eugene Cartledge       Gerald Grinstein
Andrew J. Young               Mary Johnston Evans       John F. Smith, Jr.
                              John F. Smith, Jr.        Andrew J. Young

           CORPORATE STRATEGY                               EXECUTIVE
      -----------------------------                 --------------------------
      R. Eugene Cartledge, Chairman                 Gerald Grinstein, Chairman
      Edwin L. Artzt                                Edwin L. Artzt
      James L. Broadhead                            James L. Broadhead
      Edward H. Budd                                Edward H. Budd
      Gerald Grinstein                              R. Eugene Cartledge
                                                    Mary Johnston Evans
                                                    Andrew J. Young

                                                            PERSONNEL &
              FINANCE                                       COMPENSATION
      ------------------------                        ------------------------
      Edwin L. Artzt, Chairman                        Edward H. Budd, Chairman
      Edward H. Budd                                  George M.C. Fisher
      R. Eugene Cartledge                             David R. Goode
      David R. Goode                                  Gerald Grinstein
      Gerald Grinstein


                           COMPENSATION OF DIRECTORS

Non-employee members of the Board of Directors (i.e., directors who are not employed by Delta on a full-time basis) receive an annual retainer of $25,000, of which $5,000 is paid in shares of common stock, and a meeting fee of $1,000 plus expenses for each Board and Committee meeting attended. The chairmen of each of the Committees also receive an annual retainer of $7,500. Full-time employees of Delta who serve as directors receive only reimbursement of expenses incurred in attending meetings. Directors and their spouses are eligible for complimentary transportation privileges on Delta.

Non-employee directors also receive an annual non-qualified stock option grant which, at the time of grant, is intended to have a present value equal to approximately twice the cash portion of the current annual cash retainer of $20,000. These awards are made under the Non-employee Directors' Stock Option Plan, which is administered by the Corporate Governance Committee. During the transition period each non-employee director received a non-qualified stock option to purchase 2,150 shares of common stock at a price of $41.5625 per share, which was the closing price of the common stock on the New York Stock Exchange on the grant date. These stock options generally become exercisable with respect to 25% of the covered shares on each of the first four anniversaries of the grant date, and may not be exercised on or after the tenth anniversary of the grant date. In the event of a Change in Control, as defined, stock options outstanding under the Non-employee Directors' Stock Option Plan become immediately vested, exercisable and nonforfeitable for their remaining terms.

Directors may defer all or any part of their cash compensation earned as a director until a date specified by the director. A participating director may choose, on a prospective basis, an investment return on the deferred amount from among the investment return choices available under Delta's Savings Plan, including the Delta Common Stock Fund, a fund invested primarily in Delta common stock.

Directors who served on the Board on or before October 24, 1996, and who retire from the Board may be elected advisory directors for a term which varies depending upon the director's term of service and age at retirement. Advisory directors receive an annual retainer equal to the annual retainer paid to non-employee directors at the time of their retirement.

On October 24, 1996, the Board terminated the Advisory Director Program for all future directors who were not members of the Board on that date. Non-employee directors who join the Board after October 24, 1996, will receive, in addition to their other fees, a deferred payment of $6,300 during each year in which they serve as a director. The deferred payment will earn an investment return equivalent to the investment return on the Delta Common Stock Fund, and will be paid to directors after they complete their Board service.

Lifetime advisory directors, and directors who retire from the Board at their mandatory retirement age, are eligible during their lifetime for complimentary transportation privileges on Delta for themselves and their spouses.

Delta's charitable contribution program permits an eligible director to recommend up to five tax-exempt organizations to receive donations totaling $1 million after the director's death. Recommended donations will be made by The Delta Air Lines Foundation, a tax-exempt charitable foundation funded by Delta. On July 28, 1994, the Board discontinued this program for all future directors who were not members of the Board on that date.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Personnel & Compensation Committee are Mr. Budd, who serves as Chairman, and Messrs. Fisher, Goode and Grinstein.

Mr. Grinstein was an executive officer of Western Air Lines, Inc. from 1985 through March 1987. Western became a wholly owned subsidiary of Delta on December 18, 1986, and was merged into Delta on April 1, 1987.
                             ---------------------

                       BENEFICIAL OWNERSHIP OF SECURITIES

               BENEFICIAL OWNERS OF MORE THAN 5% OF VOTING STOCK

The following table sets forth the holdings of the only persons known to Delta to beneficially own more than five percent of any class of Delta's outstanding voting securities.

                                                AMOUNT AND NATURE    PERCENT OF
  NAME AND ADDRESS                                OF BENEFICIAL       CLASS ON
  OF BENEFICIAL OWNER         TITLE OF CLASS        OWNERSHIP     FEBRUARY 28, 2001
-----------------------------------------------------------------------------------
  PRIMECAP MANAGEMENT
   COMPANY                 common stock            17,965,300(1)         14.6%
  225 South Lake Ave.,
   Suite 400
  Pasadena, CA 91101-3005
-----------------------------------------------------------------------------------
  CAPITAL RESEARCH AND
   MANAGEMENT COMPANY      common stock             6,348,700(2)          5.3%
  333 South Hope Street,
   55th Floor
  Los Angeles, CA 90071
-----------------------------------------------------------------------------------
  AXA FINANCIAL, INC.      common stock             6,326,415(3)          5.1%
  1290 Avenue of the
   Americas
  New York, NY 10104
-----------------------------------------------------------------------------------
  FIDELITY MANAGEMENT
   TRUST COMPANY           ESOP Preferred Stock     6,376,088(4)        100.0%
  82 Devonshire Street     common stock             8,329,934(4)          6.8%
  Boston, MA 02109

------------
(1) Based on Amendment No. 9 to Schedule 13G dated May 31, 2000, in which PRIMECAP Management Company ("PRIMECAP") reported that it had sole voting power over 3,379,500 of such shares, shared voting power over none of such shares, and sole dispositive power over all 17,965,300 of such shares. PRIMECAP has informed Delta that, at December 31, 2000, 11,190,800 of such shares were held by the Vanguard Primecap Fund, which is managed by PRIMECAP. In Amendment No. 1 to its Schedule 13G dated February 9, 2001, the Vanguard Primecap Fund, Post Office Box 2600, Valley Forge, PA 19482-2600, reported that it had sole voting power, and shared dispositive power, over all 11,190,800 of such shares.

(2) Based on a Schedule 13G dated February 9, 2001, in which Capital Research and Management Company reported that it had neither sole nor shared voting power over any of such shares, and sole dispositive power over all 6,348,700 of such shares.

(3) Based on Amendment No. 2 to Schedule 13G dated February 12, 2001, in which AXA Financial, Inc. reported that it and certain of its affiliates had sole voting power over 1,675,613 of such shares, shared voting power over 3,129,645 of such shares, sole dispositive power over 6,252,170 of such shares, and shared dispositive power over 74,245 of such shares.

(4) These shares are held by Fidelity Management Trust Company as trustee of the Delta Family-Care Savings Plan. The ESOP Preferred Stock may not be sold or distributed outside the Savings Plan except for resale to Delta.

            DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Delta common stock and, if applicable, ESOP Preferred Stock beneficially owned as of February 28, 2001, by each director and director-nominee, each executive officer (other than Mr. Mullin) listed in the Summary Compensation Table in this proxy statement, and all directors and executive officers of Delta as a group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares.

                                                                                    SHARES
                                                                                 BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                  TITLE OF SECURITIES    OWNED(1)
----------------------------------------------------------------------------------------------------
  DIRECTORS AND NOMINEES FOR DIRECTOR
  Edwin L. Artzt                                            common stock              4,039(2)
  James L. Broadhead                                        common stock              4,656(2)(3)
  Edward H. Budd                                            common stock             18,636(2)(3)
  R. Eugene Cartledge                                       common stock              5,213(2)
  Mary Johnston Evans                                       common stock              5,122(2)(3)
  George M.C. Fisher                                        common stock              5,830(4)(5)
  David R. Goode                                            common stock              1,772(4)(5)
  Gerald Grinstein                                          common stock              6,032(2)(3)(6)
  Leo F. Mullin                                             common stock            914,368(7)
  John F. Smith, Jr.                                        common stock              2,124(5)
  Andrew J. Young                                           common stock              4,140(2)
----------------------------------------------------------------------------------------------------
  EXECUTIVE OFFICERS
  Frederick W. Reid                                         common stock            144,543(7)(8)
                                                            ESOP Preferred Stock         36

  M. Michele Burns                                          common stock             77,992(7)(8)
                                                            ESOP Preferred Stock         20

  Vicki B. Escarra                                          common stock            101,996(7)
                                                            ESOP Preferred Stock        177

  Robert L. Colman                                          common stock            251,783(7)(8)
----------------------------------------------------------------------------------------------------
  DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (16 PERSONS)  common stock          1,644,525(7)(8)
                                                            ESOP Preferred Stock        290

------------
(1) The directors and executive officers as a group beneficially owned 1.3% of the outstanding shares of common stock. No person listed in the table beneficially owned 1% or more of the outstanding shares of common stock or ESOP Preferred Stock.

(2) Includes 1,500 shares of common stock which the director has the right to acquire upon the exercise of stock options that were exercisable as of February 28, 2001, or that will become exercisable within 60 days after that date.

(3) Includes 616 shares, 5,177 shares, 1,097 shares and 243 shares of common stock attributable to Mr. Broadhead, Mr. Budd, Mrs. Evans and Mr. Grinstein, respectively, due to their selection of the Delta Common Stock Fund investment return choice for deferred cash compensation earned as a director. See page 10 of this proxy statement for additional information regarding this program.

(4) Includes 500 shares of common stock which the director has the right to acquire upon the exercise of stock options that were exercisable as of February 28, 2001, or that will become exercisable within 60 days after that date.

(5) Excludes 266 shares, 215 shares and 151 shares of common stock attributable to Messrs. Fisher, Goode and Smith, respectively, due to the annual deferred payment of $6,300 under the deferred compensation arrangement for directors who first join the Board of Directors after October 24, 1996. The deferred amount earns an investment return equivalent to the investment return on the Delta Common Stock Fund, and will be paid to the directors after they complete their Board service. See page 10 of this proxy statement for additional information regarding this program.

(6) Excludes a total of 23,000 deferred shares of common stock which the Board of Directors granted to Mr. Grinstein in prior years in recognition of his special service to the Board and Delta as a director, and 99 additional deferred shares earned through the reinvestment of dividend equivalents on these shares. Mr. Grinstein may not vote or dispose of these shares until they are issued to him after he completes his Board service.

(7) Includes the following number of shares of common stock which the following persons or group have the right to acquire upon the exercise of stock options that were exercisable as of February 28, 2001, or that will become exercisable within 60 days after that date: Mr. Mullin--896,600; Mr. Reid--139,900; Ms. Burns--54,926; Ms. Escarra--92,975; Mr. Colman--
     221,125; and directors and executive officers as a group--1,512,751.

(8) Includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of February 28, 2001: Mr. Reid--2,012; Ms. Burns--22,286; Mr. Colman-- 13,408; and directors and executive officers as a group--37,706.
                             ---------------------

                             AUDIT COMMITTEE REPORT

The Audit Committee of Delta's Board of Directors consists entirely of non-employee directors who are independent, as defined in the New York Stock Exchange Listing Standards. The Board of Directors has adopted a Charter for the Audit Committee. A copy of the Charter is attached to this Proxy Statement as Appendix A.

The Audit Committee assists the Board of Directors in its oversight of Delta's financial statements. Management is responsible for the financial statements and the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of Delta's audited financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence from Delta and its management. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to Delta is compatible with the auditors' independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Delta's Report on Form 10-K for the transition period from July 1, 2000 to December 31, 2000, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

James L. Broadhead, Chairman
Mary Johnston Evans
George M.C. Fisher
Andrew J. Young
                             ---------------------

                       PERSONNEL & COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Personnel & Compensation Committee of the Board of Directors consists entirely of non-employee directors who are independent, as defined in Delta's Corporate Governance Principles. The Committee is pleased to present this report on Delta's executive compensation program. This report describes the executive compensation policies under which the Committee makes decisions about executive pay and discusses each principal component of the current program. It also explains the basis on which the Committee made compensation determinations for the Chief Executive Officer and other executive officers of Delta, including those named in the Summary Compensation Table shown elsewhere in this proxy statement, for the six-month transition period that began July 1, 2000 and ended December 31, 2000.

COMPENSATION STRATEGY AND OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM The Committee's foremost objective is to have an executive compensation program that attracts, retains and motivates talented executives to work for the long-term advantage of Delta's primary stakeholder groups-shareowners, customers and employees. The Committee believes that an executive compensation program designed and administered with clear and strong linkages to Delta's business strategy and long-term goals, particularly the creation of shareowner value, will accomplish this objective.

Consistent with this philosophy, the Committee has structured the executive compensation program to achieve the following:

  . Enable Delta to attract and retain a group of highly qualified and experienced executives by providing a competitive total compensation package;

  . Focus Delta's executives on achieving aggressive financial and operating goals tied to the company's near- and long-term business objectives;

  . Emphasize at risk pay by having a substantial portion of total pay consist of incentive pay components that tie executives' rewards to performance results achieved; and

  . Closely link the long-term interests of Delta's executives to those of its shareowners by having stock-based compensation comprise a major portion of total pay opportunities. To further support this goal, the Committee has established specific stock ownership levels for Delta executives.

These principles apply to compensation determinations for all executive officers. In making decisions about actual compensation levels, the Committee considers all elements of the executive compensation program in total, and not any one element in isolation. The Committee works with independent compensation consultants to assist it in evaluating and, as appropriate, revising the executive compensation program to better support Delta's business strategy and long-term goals.

The Committee believes it is important to consider pay levels and practices of the companies with which Delta competes for executives to ensure that salary levels and incentive opportunities are competitive and support the objectives listed above. Accordingly, the Committee regularly compares Delta's total pay opportunities and executive compensation components to the programs in place at other major U.S. airlines and at a cross-section of well-regarded companies in general industry. These comparisons reflect the fact that Delta's competitors for executive talent extend beyond Delta's direct business competitors. For this reason, the relevant market for pay comparisons is broader than the airline peer companies which comprise the industry indices in the Stock Performance Graph shown elsewhere in this proxy statement.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION
The primary components of Delta's executive compensation package are base salary, incentive compensation and stock-based awards.

Base Salary

   The Committee approves salaries for executives above the level of Senior Vice President, and recommends the Chief Executive Officer's salary to the Board for its approval. The Committee's objective is to set base salaries for Delta's executive officers at levels that are comparable to similar executive positions at other major U.S. airlines and the broader comparator group described above. Specifically, salaries for executives are now targeted at the median (50th percentile) of the comparative marketplace.

   Actual salary levels are based on a combination of factors that includes the executive's performance, responsibilities and experience, as well as the salaries of comparably-placed executives in the competitive market. The Committee exercises its discretion in making salary recommendations and decisions, and does not apply a specific formula or weighting to the factors listed above. In this connection, the Committee relies to a large extent on the Chief Executive Officer's evaluations of individual executive officer performance, after reviewing such individual performance with him. Salary increases for executives do not follow a preset schedule.

   During the transition period, the Committee increased salary rates for executive officers in light of the factors mentioned above. As a result of these increases, the Committee believes the salary rates for Delta's executive officers generally are in line with salaries for comparable positions at the major U.S. airlines and the broader comparator group discussed above.

Incentive Compensation

   The purpose of the incentive compensation program is to provide additional cash compensation for achieving annual levels of financial and operating performance that support Delta's near- and long-term strategic objectives. The program emphasizes the link between pay and performance for Delta's executives by providing rewards that can only be earned by meeting pre-established performance goals. Delta's target for cash compensation (salary plus incentive compensation) is at the 55th percentile, which is slightly above the median of the market.

   Early in the transition period, the Committee approved a compensation formula for Executive Vice Presidents and above to determine the annual incentive awards for those officers whose compensation may be subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code. Awards for these officers, and for other participants in the program, are based on Delta's achieving specific financial goals (net income and return on investment), as well as effectiveness and efficiency goals (safety, reliability, customer satisfaction, passenger revenue per available seat mile and non-fuel cost per available seat mile). The financial, effectiveness and efficiency goals were established in light of Delta's fiscal 2000 performance, its transition period business plan and the performance of Delta's peer airlines. The awards also are based on key initiative goals related to Delta's strategic objectives (for example, the implementation of strategies related to customer service, airport master plans, technology and human resources, including diversity and labor relations). The Chief Executive Officer is measured on overall corporate financial and operational results. All other participants are rewarded based on an incentive pool that is generated based on overall corporate results, but that is allocated among participants based on individual performance.

   For the transition period, awards to executive officers were based on Delta's actual performance as compared to goals for all applicable performance categories. Targeted goals were exceeded in the aggregate and payouts were determined accordingly. Variations in individual performance were reflected in the final awards.

Stock-Based Awards

   The potential value of long-term incentive opportunities comprises the largest portion (60% or more) of the targeted total compensation package for executive officers. The Committee believes this approach to total compensation opportunities provides the appropriate focus for those executives who are charged with the greatest responsibility for managing Delta and achieving success for all of Delta's stakeholders. To reflect this emphasis on equity-based compensation, long-term incentive awards for Delta's executives are now targeted at the 60th percentile of the market. Specific award guidelines vary by level of responsibility. Stock-based compensation awards are made under a plan that provides that employees selected by the Committee can receive awards of stock options, restricted stock and other stock-based awards; award types can vary from year to year at the Committee's discretion.

   In July 2000, the Committee granted non-qualified stock options and target awards of performance-based restricted stock to officers, and granted non-qualified stock options to selected other employees. The long-term incentive award opportunity for officers is delivered 70% in stock options and 30% in performance-based restricted stock. Awards for non-officer participants are delivered solely in the form of stock options.

   Stock options granted in July 2000 gave executive officers and other participants the right to purchase shares of Delta common stock at its closing price on the New York Stock Exchange on the date of grant, and have a term of ten years. To enhance the retention element of these awards, the options become exercisable in 25% increments on each of the first four anniversaries of the grant date. No stock options granted under the plan have been repriced, nor does the Committee intend to consider option repricing in the future.

   The portion of the long-term award allocated to stock options is converted to a number of stock options by using the Black-Scholes option pricing model. The Committee may apply its judgment to adjust the formula award based on individual performance, contribution to Delta's success and equity relative to other plan participants. The Committee may also consider other factors from time to time in making stock option awards.

   The performance-based restricted stock program provides rewards based on Delta's financial and operational performance relative to peer domestic airlines over three-year performance cycles. As with stock options, formula awards may be adjusted based on the factors listed above. At the end of each three-year performance cycle, participants may earn nothing, or a number of shares ranging from 40% to a maximum of 200% of the target award. Performance goals measured include Delta's ranking relative to its peer domestic airlines with respect to total shareowner return and three key U.S. Department of Transportation measures related to operations and customer satisfaction.

STOCK OWNERSHIP GUIDELINES
In keeping with the principles outlined earlier in this report, the Committee advocates stock ownership by Delta's executives. The Committee believes that the interests of executives and Delta's shareowner will be more closely aligned if executives own meaningful amounts of Delta stock. Accordingly, in September 1998, the Committee amended the company's stock ownership guidelines to increase the amount of Delta stock executive officers should own. Under the amended policy, executive officers are expected, over time, to acquire Delta stock worth three to five times base salary, based on their level of responsibility. Unexercised options, unvested restricted stock and unearned performance-based restricted shares do not count for purposes of measuring compliance with the ownership guidelines.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT
Section 162(m) of the Internal Revenue Code generally limits to $1 million the annual corporate federal income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid officers of a publicly-held corporation. The Committee has carefully considered Delta's executive compensation program in light of the applicable rules, and believes that compliance with those rules generally is in Delta's best interests. Accordingly, the material terms of both the incentive compensation and stock-based award programs have been approved by Delta's shareowners. The Committee reserves the right, however, to make exceptions to this practice when it determines that doing so will better support Delta's compensation policies or its business strategy and long-term goals.

TRANSITION PERIOD COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
Mr. Mullin's compensation is determined following a process similar to that used for other executive officers. The terms of Mr. Mullin's employment agreement are described elsewhere in this proxy statement.

During the transition period, the Committee recommended and the Board approved increasing Mr. Mullin's base salary to $795,000. This decision was made after reviewing his performance and competitive market data on the salaries of chief executive officers of other major U.S. airlines as well as those of companies in the peer group described earlier.

In addition to his base salary, Mr. Mullin received an incentive compensation award of $450,000 for performance during the transition period. Mr. Mullin's award reflects the Committee's belief that his leadership contributes significantly to Delta's overall success and to the performance reflected in Delta's financial and operating results for the transition period. In making this determination, the Committee noted Delta's solid overall performance during the transition period despite high fuel prices and the impact of severe winter weather and a pilot job action on scheduled operations. No particular weighting was assigned to any of these factors.

In July 2000, the Committee awarded Mr. Mullin non-qualified stock options covering 225,000 shares of Delta stock and a target award of 25,000 shares of performance-based restricted stock under the same programs applicable to other executive officers. In determining the size of Mr. Mullin's awards, the Committee considered the pay practices of other major U.S. airlines and the general industry companies described earlier in this report, as well as Mr. Mullin's performance and his contributions to Delta's overall results. The Committee's emphasis on performance in setting Mr. Mullin's incentive compensation and stock-based awards resulted in over 85% of his regular pay opportunity for the transition period being based on performance.

Respectfully submitted,

THE PERSONNEL & COMPENSATION COMMITTEE

Edward H. Budd, Chairman
George M.C. Fisher
David R. Goode
Gerald Grinstein
                             ---------------------

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid to Delta's Chief Executive Officer and its four other most highly compensated executive officers at December 31, 2000.

                                                                           LONG TERM COMPENSATION
                                                                       -------------------------------
                                                ANNUAL COMPENSATION            AWARDS          PAYOUTS
                                             ------------------------- ----------------------- -------
                                                                OTHER
                                                               ANNUAL  RESTRICTED  SECURITIES          ALL OTHER
                                                               COMPEN-   STOCK     UNDERLYING   LTIP    COMPEN-
  NAME AND                                   SALARY    BONUS   SATION   AWARD(S)  OPTIONS/SARS PAYOUTS  SATION
  PRINCIPAL POSITION              YEAR (1)     ($)     ($)(2)   ($)(3)   ($)(4)      (#)(5)    ($)(6)   ($)(7)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
  LEO F. MULLIN                   Transition 393,750   450,000   7,418         0     225,000       0      8,348
  Chairman of the Board          fiscal 2000 745,833 1,400,000  66,629         0     650,000       0      8,592
   and Chief Executive           fiscal 1999 695,833 1,000,000  46,237         0     118,200       0    154,448
   Officer                       fiscal 1998 571,250 1,000,000 204,361   526,500   1,000,000       0    301,488
----------------------------------------------------------------------------------------------------------------
  FREDERICK W. REID               Transition 280,417   217,500   5,317         0      47,400       0      9,384
  Executive Vice President       fiscal 2000 536,667   570,000 117,848         0      34,600       0     70,629
   and Chief Marketing           fiscal 1999 500,000   425,000 132,158         0     125,000       0    207,275
   Officer                       fiscal 1998       0         0       0   376,500     250,000       0          0
----------------------------------------------------------------------------------------------------------------
  M. MICHELE BURNS                Transition 249,375   196,400   4,485         0      27,200       0      7,524
  Executive Vice President
   and Chief Financial
   Officer(8)
----------------------------------------------------------------------------------------------------------------
  VICKI B. ESCARRA                Transition 222,917   175,200   4,057         0      41,300       0      7,965
  Executive Vice President--     fiscal 2000 394,583   420,000   4,039         0      30,100       0      7,746
   Customer Service(9)           fiscal 1999 335,000   285,000   2,664         0     233,000       0      6,199
----------------------------------------------------------------------------------------------------------------
  ROBERT L. COLMAN                Transition 215,000   169,400   4,121         0      40,700       0      4,638
  Executive Vice President--     fiscal 2000 415,000   430,000   4,248         0      30,100       0      4,781
   Human Resources(10)           fiscal 1999 298,718   970,759  68,061 1,935,000     300,000       0    158,947

------------
(1) Effective December 31, 2000, Delta changed its year end from June 30 to December 31. "Transition" refers to the six-month transition period that began July 1, 2000 and ended December 31, 2000. Fiscal 2000, 1999 and 1998 refer to the fiscal years ended June 30, 2000, 1999 and 1998, respectively.

(2) Represents the incentive compensation award, if any, for services rendered during the specified period. Mr. Colman's fiscal 1999 amount includes a signing bonus of $718,885. Amounts earned during the six-month transition period ended December 31, 2000, were paid in January 2001.

(3) Amounts for the six-month transition period ended December 31, 2000, represent reimbursements for taxes related to Delta's payment of life insurance premiums. During the six-month transition period, none of the persons listed in the Summary Compensation Table received compensation in the form of personal benefits in excess of the lesser of $25,000 or 10% of the total of his or her salary and bonus for the transition period.

(4) The Personnel & Compensation Committee granted the following persons the following number of shares of restricted stock on the dates indicated, in connection with their joining Delta: Mr. Mullin--12,000 shares on August 14, 1997; Mr. Reid--6,000 shares on June 9, 1998; and Mr. Colman--40,000 shares on October 2, 1998. The value of these awards shown in the table is based on the closing price of the common stock on the New York Stock Exchange on the applicable grant date.

     Mr. Mullin's award vested in three equal installments on July 1, 1998, 1999 and 2000. Subject to earlier vesting or forfeiture in certain circumstances, (1) Mr. Reid's award vested or vests in three equal installments on June 9, 1999, 2000 and 2001; and (2) Mr. Colman's award vested or vests in three equal installments on October 2, 1999, 2000 and 2001. Cash dividends on the restricted stock are reinvested in additional shares of common stock which are subject to the same restrictions as the original award.

     At December 31, 2000, the number and value of the aggregate restricted stock holdings of the persons named in the Summary Compensation Table was:
     Mr. Reid--2,012 shares valued at $100,978; Ms. Burns--23,163 shares valued at $1,162,505; and Mr. Colman--13,408 shares valued at $672,921. The value of these awards is based on the $50.188 closing price of the common stock on the New York Stock Exchange on December 29, 2000, the last business day of 2000.

(5)  Represents the number of shares of common stock subject to stock options.

(6) See page 22 of this proxy statement for information regarding long-term incentive awards granted during the six-month transition period ended December 31, 2000.

(7) During the six-month transition period ended December 31, 2000, Delta paid supplemental group life insurance premiums and made contributions under the Savings Plan as follows: Mr. Mullin-- $8,348 and $0, respectively; Mr. Reid--$5,984 and $3,400, respectively; Ms. Burns--$5,047 and $2,477, respectively; Ms. Escarra--$4,565 and $3,400, respectively; and Mr. Colman--$4,638 and $0, respectively.

(8) Ms. Burns became an executive officer of Delta during the six-month transition period ended December 31, 2000. Accordingly, information regarding her compensation for prior periods is not included.

(9) Ms. Escarra became an executive officer of Delta in fiscal 1999. Accordingly, information regarding her compensation for fiscal 1998 is not included.

(10) Mr. Colman joined Delta as an executive officer in fiscal 1999. Accordingly, he received no compensation from Delta during fiscal 1998.

                       OPTION GRANTS IN TRANSITION PERIOD

The following table sets forth certain information regarding non-qualified stock options granted during the six-month transition period ended December 31, 2000 to the persons named in the Summary Compensation Table. None of these grants included stock appreciation rights.

                                                                                  GRANT DATE
                                               INDIVIDUAL GRANTS                     VALUE
---------------------------------------------------------------------------------------------
                               NUMBER OF     % OF TOTAL
                               SECURITIES  OPTIONS GRANTED
                               UNDERLYING  TO EMPLOYEES IN EXERCISE OR            GRANT DATE
                       GRANT    OPTIONS      TRANSITION    BASE PRICE  EXPIRATION   PRESENT
  NAME                 DATE    GRANTED (#)     PERIOD       ($/SH)(1)     DATE    VALUE($)(2)
---------------------------------------------------------------------------------------------
  LEO F. MULLIN      7/27/2000  225,000         6.88         52.7500   7/26/2010   5,315,625
---------------------------------------------------------------------------------------------
  FREDERICK W. REID  7/27/2000   47,400         1.45         52.7500   7/26/2010   1,119,825
---------------------------------------------------------------------------------------------
  M. MICHELE BURNS   7/27/2000   27,200         0.83         52.7500   7/26/2010     642,600
---------------------------------------------------------------------------------------------
  VICKI B. ESCARRA   7/27/2000   41,300         1.26         52.7500   7/26/2010     975,713
---------------------------------------------------------------------------------------------
  ROBERT L. COLMAN   7/27/2000   40,700         1.24         52.7500   7/26/2010     961,538

------------
(1) The exercise price is the closing price of the common stock on the New York Stock Exchange on the grant date. Subject to certain exceptions, the stock options become exercisable with respect to 25% of the covered shares on each of the first four anniversaries of the grant date. In the event of a Change in Control, as defined, the stock options become immediately vested, exercisable and nonforfeitable for their remaining terms.

(2) The hypothetical grant date present value was determined using the Black-Scholes option pricing model and, consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," includes the following material assumptions and adjustments:

     DATE OPTIONS GRANTED
        7/27/00 BECOME        EXPECTED      INTEREST    VOLATILITY    DIVIDEND
         EXERCISABLE         OPTION TERM   RATE(%)(A)   RATE(%)(B)   YIELD(%)(C)
   -----------------------------------------------------------------------------
          7/27/2001            6 years        6.20        27.221        0.19
          7/27/2002            7 years        6.22        26.719        0.19
          7/27/2003            8 years        6.16        26.942        0.19
          7/27/2004            9 years        6.11        26.770        0.19


    (a)  The interest rate represents the interest rate on a U.S.
         Treasury security on the grant date with a maturity date corresponding to the expected option term.

    (b) The volatility rate is calculated using monthly common stock closing price and dividend information for the period equal to the expected option term that ended on the grant date.

    (c)  The dividend yield represents the common stock's current
         $0.10 per share annualized dividend divided by the fair market value of the common stock on the grant date.

                AGGREGATED OPTION EXERCISES IN TRANSITION PERIOD
                            AND FY-END OPTION VALUES

The following table sets forth certain information regarding the number and value of unexercised in-the-money stock options held at December 31, 2000 by the persons named in the Summary Compensation Table. None of the persons named in the Summary Compensation Table exercised any stock options during the six-month transition period ended December 31, 2000, nor do any of those persons hold any stock appreciation rights.

                                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED         IN-THE-MONEY
                       SHARES                  OPTIONS AT FY-END(#)     OPTIONS AT FY-END($)(1)
                     ACQUIRED ON    VALUE    ------------------------- -------------------------
  NAME               EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------------------------------------------------------------------------------
  LEO F. MULLIN            0           0       896,600     1,096,600    4,825,360    1,331,590
------------------------------------------------------------------------------------------------
  FREDERICK W. REID        0           0       139,900       317,100            0            0
------------------------------------------------------------------------------------------------
  M. MICHELE BURNS         0           0        38,259       108,641      147,936       73,964
------------------------------------------------------------------------------------------------
  VICKI B. ESCARRA         0           0        92,975       228,425            0            0
------------------------------------------------------------------------------------------------
  ROBERT L. COLMAN         0           0       221,125       149,675      387,257      156,643

------------
(1) Value of unexercised in-the-money stock options at December 31, 2000, is based on the $50.188 closing price of the common stock on the New York Stock Exchange on December 29, 2000.

             LONG-TERM INCENTIVE PLANS--AWARDS IN TRANSITION PERIOD

The following table sets forth certain information regarding target awards of performance-based restricted stock granted during the six-month transition period ended December 31, 2000 to the persons named in the Summary Compensation Table.

                                                             ESTIMATED FUTURE PAYOUTS UNDER
                                                               NON-STOCK PRICE-BASED PLANS
                                                            ---------------------------------
                     NUMBER OF SHARES, PERFORMANCE OR OTHER
                      UNITS OR OTHER       PERIOD UNTIL
  NAME                   RIGHTS(#)     MATURATION OR PAYOUT THRESHOLD(#) TARGET(#) MAXIMUM(#)
---------------------------------------------------------------------------------------------
  LEO F. MULLIN           25,000             3 years           10,000     25,000     50,000
---------------------------------------------------------------------------------------------
  FREDERICK W. REID       12,600             3 years            5,040     12,600     25,200
---------------------------------------------------------------------------------------------
  M. MICHELE BURNS         7,300             3 years            2,920      7,300     14,600
---------------------------------------------------------------------------------------------
  VICKI B. ESCARRA        11,000             3 years            4,400     11,000     22,000
---------------------------------------------------------------------------------------------
  ROBERT L. COLMAN        11,000             3 years            4,400     11,000     22,000


The performance-based restricted stock program provides rewards based on Delta's financial and operational performance relative to peer domestic airlines over three-year performance cycles. At the end of each three-year performance cycle, participants may earn nothing, or a number of shares ranging from 40% to a maximum of 200% of the target award. Performance goals measured are Delta's ranking relative to nine of its peer domestic airlines with respect to total shareowner return (share price appreciation plus reinvested dividends) and three key U.S. Department of Transportation measures related to operations and customer satisfaction (on-time arrival performance, mishandled baggage rate and consumer complaint record). Payouts may be made either 100% in common stock, or 60% in common stock and 40% in cash (to cover taxes).

In the event of a Change in Control, as defined, each outstanding target award of performance-based restricted stock will be paid in an amount equal to the greater of (1) the actual award payable to the participant for the applicable performance period, calculated as if the performance period had ended on the date of the Change in Control, and (2) the target award payable to the participant for that performance period, in each case prorated to reflect the portion of the performance period elapsed through the date of the Change in Control.

                     RETIREMENT PLANS AND OTHER AGREEMENTS

PENSION PLAN TABLE

The following table shows the estimated annual pension payable to a non-pilot employee (before reduction for Social Security benefits and not accounting for the limitations discussed below), including the persons named in the Summary Compensation Table, under the Delta Family-Care Retirement Plan ("Pension Plan"), a non-contributory qualified defined benefit plan. The table assumes that retirement occurs at December 31, 2000 at the normal retirement age of 65 after selected years of service. The benefits in the table would be paid in the form of a joint and 50% survivor annuity.

FINAL AVERAGE  10 YEARS OF 15 YEARS OF 20 YEARS OF 25 YEARS OF    30 OR MORE
  EARNINGS       SERVICE     SERVICE     SERVICE     SERVICE   YEARS OF SERVICE
-------------------------------------------------------------------------------
 $  400,000     $ 80,000    $120,000    $160,000   $  200,000     $  240,000
-------------------------------------------------------------------------------
    800,000      160,000     240,000     320,000      400,000        480,000
-------------------------------------------------------------------------------
  1,200,000      240,000     360,000     480,000      600,000        720,000
-------------------------------------------------------------------------------
  1,600,000      320,000     480,000     640,000      800,000        960,000
-------------------------------------------------------------------------------
  2,000,000      400,000     600,000     800,000    1,000,000      1,200,000
-------------------------------------------------------------------------------
  2,400,000      480,000     720,000     960,000    1,200,000      1,440,000

Final average earnings, for purposes of the Pension Plan, are the average of an employee's annual earnings, based on the employee's salary and eligible incentive compensation awards for the 36 consecutive months in the 120-month period immediately preceding retirement which produces the highest average earnings. The annual pension benefit is determined by multiplying final average earnings by 60%, and then reducing that amount for service of less than 30 years and by 50% of the primary Social Security benefit payable to the employee. The 50% Social Security offset is reduced for service of less than 30 years with Delta. For purposes of pension benefits under the Pension Plan and the supplemental non-qualified retirement plans discussed below, the completed years of service at February 28, 2001, for the persons named in the Summary Compensation Table are as follows: Mr. Mullin--25 years, 6 months*; Mr. Reid--3 years, 3 months**; Ms. Burns--9 years, 7 months***; Ms. Escarra--27 years,
5 months; and Mr. Colman--20 years, 4 months.*

Employees designated by the Personnel & Compensation Committee, including the persons named in the Summary Compensation Table, are eligible to participate in supplemental, non-qualified retirement plans which provide benefits which may not be paid under the Pension Plan due to limits on qualified plans established by the Internal Revenue Code of 1986, as amended.

The Delta Family-Care Disability and Survivorship Plan ("Survivorship Plan")
for
------------
* Pursuant to their employment agreements, described on pages 24-25 of this proxy statement, Messrs. Mullin and Colman received an additional 22 years and 18 years, respectively, of service credit when they completed three years and two years, respectively, of actual service with Delta. Mr. Colman's benefit under Delta's non-qualified defined benefit plan will be reduced by the amount of any retirement benefits he receives under the defined benefit plans of his former employer.

** Effective July 1, 2000, Mr. Reid is receiving an additional month of service credit for each month of actual service. Mr. Reid will also receive an additional 11 years of service credit when he completes three years of actual service with Delta on June 9, 2001.

*** During the first five years of her Delta employment, Ms. Burns is receiving an additional 3.6 months of service credit for each month of actual service. This additional service credit will immediately vest if there is a Change in Control of Delta.

eligible non-pilot personnel provides monthly short-term disability and survivorship benefits based on a participant's final average earnings and years of service, and monthly long-term disability benefits based on a participant's final average earnings. The Survivorship Plan also provides a lump sum death benefit of up to $50,000. In general, final average earnings, for purposes of the Survivorship Plan, are (1) for purposes of determining benefits during the first six months of disability, the employee's monthly earnings, based on the employee's salary at the time of disability; and (2) for other purposes, the average of the employee's monthly earnings, based on the employee's salary and eligible incentive compensation awards over specified periods. In the event the employee dies while employed by Delta, the employee's eligible family members are entitled to receive an amount equal to 50%, 60% or 70% of final average earnings (depending on whether the employee has one, two, or three or more eligible family members, respectively), subject to reduction for service of less than 30 years with Delta and certain benefits payable under Social Security, the Pension Plan and other sources. Any benefits which may not be paid under the Survivorship Plan due to Internal Revenue Code limits are provided under a supplemental plan for employees designated by the Personnel & Compensation Committee, including the persons named in the Summary Compensation Table.

RETENTION PROTECTION AGREEMENTS
Delta has entered into Retention Protection Agreements ("Retention Agreements") with all of the persons named in the Summary Compensation Table and certain other management personnel. These agreements provide certain benefits that vary by participation level to covered individuals if there is a Qualifying Event (as defined) during the term of the Retention Agreement. A Qualifying Event occurs if, within a specified period after a Change in Control, as defined, (1) there is an involuntary termination of the individual's employment by Delta, other than for Cause (as defined) or due to the individual's death or disability; or (2) the individual voluntarily terminates his employment for Good Reason (as defined). A Qualifying Event also occurs if there is a Change in Control within one year after a termination under either circumstance described in the preceding sentence as a result of actions taken by Delta in anticipation of a Change in Control.

The benefits provided upon a Qualifying Event for executive officers include a lump sum payment of either two or three times the sum of the individual's annual base salary rate and target incentive compensation award; the present value of the individual's non-qualified pension benefits (with certain additional age and service credits); certain retiree medical and monthly survivor coverage (or the present value equivalent, depending on the individual's age) and life insurance coverage; certain flight benefits; and payment of any compensation deferred under Delta's Executive Deferred Compensation Plan. In addition, upon a Change in Control, pro rata target incentive compensation awards will be paid, and all outstanding stock options, restricted stock and similar awards will immediately vest and become nonforfeitable and exercisable. The Retention Agreements also provide for reimbursement to the individual for taxes on certain welfare benefits as well as any excise taxes paid under Section 4999 of the Internal Revenue Code and related taxes thereon.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

Mr. Mullin

   Mr. Mullin's employment agreement with Delta provides for Mr. Mullin's employment through the later of August 13, 2002, or the first anniversary of the date written notice of intent to terminate is provided by Delta. The employment agreement also provides for Mr. Mullin to participate in Delta's employee benefit programs, including insurance, retirement and fringe benefits, on terms no less favorable than the terms offered to other senior executives of Delta. Special provisions apply upon Mr. Mullin's retirement prior to age 62 or death prior to commencement of benefits.

   In the event of the termination of Mr. Mullin's employment during the term of the employment agreement by Delta without Cause (as defined), or by Mr. Mullin for Good Reason

(as defined), the employment agreement generally provides that Mr. Mullin will be entitled to a lump sum payment equal to two times the sum of his final annual salary and the greater of his most recent target or actual annual incentive award; to a prorated target incentive award; and to continuation of medical and other benefits for two years after termination. In addition, upon termination under these circumstances, Mr. Mullin will be credited with two additional years of service for purposes of Delta's defined benefit retirement plans. Mr. Mullin will also be entitled to immediate vesting of the stock options granted to him on August 14, 1997. For these purposes, Cause and Good Reason are generally defined in a manner similar to the definitions of these terms in the Retention Agreements described above. In the event of a Change in Control of Delta, as defined in the Retention Agreements, the employment agreement provides that Mr. Mullin will be entitled to all of the benefits afforded to senior executives under the Retention Agreements. In addition, in the event of a Change in Control, the definition of Good Reason applicable to Mr. Mullin will include Mr. Mullin's resignation from Delta during the sixty-day period commencing on the first anniversary of the Change in Control.

Other Employment Agreements

   Messrs. Reid and Colman have employment agreements with Delta which provide for them to participate in Delta's employee benefits programs, including insurance, retirement and fringe benefits, as are provided to Delta's Executive Vice Presidents. Mr. Reid's employment agreement also states that Delta will pay, through April 30, 2002, premiums on an existing life insurance policy for Mr. Reid and the taxes related to these premium payments.

   Mr. Reid's employment agreement also provides that, in the event of the termination of his employment prior to July 1, 2001 by Delta without Cause (as defined) or by Mr. Reid for Good Reason (as defined), Mr. Reid would be entitled to a lump sum payment equal to the balance of his then current base salary and then current target award under Delta's incentive compensation plan through July 1, 2001 (subject to a minimum of 12 months of such salary and award); to immediate vesting of the retirement benefit; and to immediate vesting of the stock options and restricted stock granted on June 9, 1998. For these purposes, the definitions of Cause and Good Reason are the same as the definitions of these terms in the Retention Agreements described above.

   Mr. Colman's employment agreement also provides that, in the event of the termination of his employment prior to October 2, 2001 by Delta without Cause (as defined) or by Mr. Colman for Good Reason (as defined), Mr. Colman would be entitled to a lump sum payment equal to the balance of his then current base salary and then current target award under Delta's incentive compensation plan through October 31, 2001 (subject to a minimum of 12 months of such salary and award); to immediate vesting of the retirement benefit; and to immediate vesting of the stock options and restricted stock granted on October 2, 1998.

   Mr. Colman's employment agreement also provides that, if Mr. Colman's employment is terminated prior to June 1, 2005 by Delta without Cause or by Mr. Colman for Good Reason, or for any reason after May 31, 2005, Mr. Colman will be treated as a retiree for purposes of Delta's Family-Care benefit plans. In certain circumstances, Mr. Colman may also receive an additional lump sum payment. That payment ranges from $185,000, had termination occurred between October 2, 1998 and September 30, 1999, to $81,000 if termination occurs between October 1, 2009 and September 30, 2010. Thereafter, no lump sum payment would be required. For purposes of Mr. Colman's employment agreement, the definitions of Cause and Good Reason are the same as the definitions of these terms in the Retention Agreements described above.

                            STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total returns during the specified period on Delta's common stock, the Standard & Poor's 500 Stock Index, the Standard & Poor's Airline Index and a peer group consisting of the major U.S. airlines.




                             [GRAPH APPEARS HERE]

                         CUMULATIVE TOTAL RETURNS(1)

               6/30/95  6/30/96  6/30/97  6/30/98  6/30/99  6/30/00  12/31/00
-----------------------------------------------------------------------------
DELTA AIR
  LINES, INC.  $100.00  $112.83  $112.61  $176.48  $157.64  $138.60  $137.72
S&P 500        $100.00  $126.00  $169.73  $220.92  $271.19  $290.85  $265.50
S&P AIRLINE(2) $100.00  $121.25  $125.99  $224.22  $205.35  $184.79  $261.80
MAJOR U.S.
  AIRLINES(3)  $100.00  $128.72  $135.61  $217.76  $189.18  $173.22  $218.64
-----------------------------------------------------------------------------

------------
(1) Cumulative total return is defined as stock price appreciation plus dividends paid, assuming reinvestment of all such dividends.

(2) The Standard & Poor's Airline Index consists of AMR Corporation, Delta, Southwest Airlines and US Airways Group.

(3) The peer group of the major U.S. airlines is defined as all U.S. airlines with operating revenues exceeding $1 billion during the calendar year ended December 31, 2000. It consists of Alaska Air Group, America West, AMR Corporation, Continental Airlines, Delta, Northwest Airlines, Southwest Airlines, Trans World Airlines, UAL Corporation and US Airway Group. Delta believes this peer group is more representative of the U.S. airline industry than the Standard & Poor's Airline Index.
                             ---------------------

      PROPOSAL 2--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Arthur Andersen LLP as independent auditors for Delta for the calendar year ending December 31, 2001, subject to ratification by the shareowners. Arthur Andersen LLP has served as Delta's independent auditors since 1949. A representative of Arthur Andersen LLP is expected to be present at the annual meeting, and will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions. If the shareowners do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the selection of independent auditors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                             ---------------------

     FEES OF INDEPENDENT AUDITORS FOR CALENDAR YEAR ENDED DECEMBER 31, 2000

The following table shows the aggregate fees billed to Delta by its independent auditors, Arthur Andersen LLP, for services rendered during the calendar year ended December 31, 2000.

                      DESCRIPTION OF FEES                       AMOUNT ($)
--------------------------------------------------------------------------
  Audit Fees(1)                                                 1,920,000
--------------------------------------------------------------------------
  Financial Information Systems Design and Implementation Fees          0
--------------------------------------------------------------------------
  All Other Fees                                                3,970,000

--------
(1) Includes fees for audits of June 30, 2000 and December 31, 2000 financial statements and reviews of the related quarterly financial statements.
                             ---------------------

                 PROPOSALS 3, 4, 5 AND 6--SHAREOWNER PROPOSALS

The following four proposals have been submitted by individual shareowners. If the shareowner, or a representative who is qualified under state law, is present at the annual meeting and submits his or her proposal for a vote, the proposal will be voted on at the meeting. In accordance with Federal securities law regulations, we include the shareowner proposals and the related supporting statements as submitted by the proponents.

                                   PROPOSAL 3

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the beneficial owner of 100 shares of common stock, has given notice that she intends to introduce the following resolution at the annual meeting:

"RESOLVED: That the stockholders of Delta Airlines, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

REASONS: Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting. Last year the owners of 13,957,851 shares, representing approximately 12% of shares voting, voted FOR this proposal.

If you AGREE, please mark your proxy FOR this resolution."

THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors, like many institutional investors and corporate governance experts, opposes cumulative voting because it may facilitate the election of directors who represent a limited group of shareowners rather than shareowners as a whole. Special interest directors may have difficulty fulfilling their fiduciary duty of loyalty to the company and its shareowners due to inherent conflicts between the company's interests, on the one hand, and the director and his or her constituency, on the other. The Board of Directors believes that these potential conflicts may, in turn, create factionalism and undermine the effectiveness of the board.

Delta recently surveyed the top 100 of the Fortune 500 companies, finding that only seven of these companies provide for cumulative voting. We also reviewed the law in all 50 states, finding that only four states mandate cumulative voting.

The Board of Directors believes cumulative voting is not in the best interest of Delta and its shareowners.

       ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                                   PROPOSAL 4

Mr. Dave A. Miller, Air Line Pilots Association, 100 Hartsfield Centre Parkway, Suite 200, Atlanta, Georgia 30354, who is the beneficial owner of 1,050 shares of common stock and 130 shares of ESOP Preferred Stock, has given notice that he intends to introduce the following resolution at the annual meeting:

"RESOLVED, that the stockholders of Delta Air Lines, Inc. ("Delta" or the "Company") request that the Personnel and Compensation Committee of the Board of Directors, in establishing and administering standards for use in awarding performance-based compensation for senior executives (specifically, the Chief Executive Officer, President, Chief Operating Officer, and all Executive Vice Presidents of the Company), formally incorporate specific measures of employee satisfaction, participation, and training, in addition to the traditional financial measures of Company performance."

                        PROPONENT'S SUPPORTING STATEMENT

"A growing body of evidence links "high-performance workplace" practices, which emphasize employee participation, feedback, training and job security, with better overall management, higher productivity and, ultimately, greater value for shareholders. A 1999 study by Watson Wyatt Worldwide found that a significant improvement in 30 key human resources practices is associated with a 30% increase in total return to shareholders. And a 2000 study by the American Society for Training and Development ("ASTD") found that companies that invested more in training their employees experienced higher total shareholder return in the following year.

In light of that evidence, companies such as Sears and Eastman-Kodak have begun to implement compensation programs that incorporate measures of employee satisfaction in the formula for determining senior executive pay. UAL Corporation recently added employee satisfaction-related measures to the categories used in assessing company performance in the context of senior executive compensation.

We believe that Delta's ability to attract, develop and retain good employees is critical to its success, and that senior executive compensation should be based, in part, on the Company's progress in developing its human capital. We note that Delta used an employee questionnaire to cite improvements in employee morale, among other factors, supporting an increased incentive compensation award to current CEO Leo Mullin for fiscal 1998. (Proxy Statement filed 9/16/98, at 17) The Company could use this same questionnaire-type methodology to determine employee satisfaction in future years.

We request that the Personnel and Compensation Committee of the Company's Board of Directors formulate employee-satisfaction-related performance measures to be used in future employment agreements between the Company and its senior executives, and in bonus, stock option and long-term incentive plans in which they participate. Such criteria should include both affirmative and negative components.

On the affirmative side, an increase in measures of employee satisfaction, participation and training should result, all other factors remaining the same, in a higher overall performance rating for senior executives and thus a larger amount of performance-based compensation. Such measures can be obtained in a variety of ways, including surveys, as mentioned above, and interviews. The ASTD has developed benchmarks to use in evaluating the quality and quantity of employee training.

On the negative side, senior executive performance rating would decline if measures of employee satisfaction, participation and training showed overall decreases. Examples of events that would affect employee satisfaction include significant downsizing, wage or benefit reductions and material violations of workplace health and safety or anti-discrimination laws.

For these reasons we urge shareholders to vote FOR this proposal."

    THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE FOLLOWING REASONS:

Strengthening the partnership between Delta and its people is a critical component to achieving our goal of becoming the world's best airline. Our Annual Report to Shareowners for the fiscal year ended June 30, 2000 discusses our work in building a highly skilled, motivated and globally diverse workforce dedicated to reaching this goal.

In making decisions relating to Delta's overall business and long-range strategy (including decisions relating to executive compensation), the Board of Directors and its Personnel & Compensation Committee consider and attach great weight to employee satisfaction and related subjects. For example, as discussed in the Personnel & Compensation Committee Report on Executive Compensation included in this proxy statement, the incentive compensation awards for the six months ended December 31, 2000 (and for the fiscal years ended June 30, 2000 and 1999, as well) are based in part on management performance in implementing strategies relating to human resources and labor relations. Similarly, the Delta 2000 Performance Compensation Plan, which was adopted by shareowners in October 2000, includes employee satisfaction as one of the criteria on which performance-based awards may be based.

The Board understands and appreciates the key role of Delta employees in providing our customers with a distinctive travel experience, and achieving Delta's long-term business goals. However, no single factor, including employee satisfaction, can be used to establish executive compensation without considering other relevant factors and overall competitive pay levels. The Board and the Personnel & Compensation Committee believe that they must have broad flexibility when making executive compensation decisions to respond to changing circumstances. The Board, therefore, must reserve the ability to choose those performance goals that best measure Delta's business needs at any particular time, and to change those measures as it deems appropriate under the circumstances. The Board believes this approach will balance competing objectives and ensure that the factors considered in evaluating performance and determining pay are those that are most important and valid for the relevant time specified.

       ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                                   PROPOSAL 5

Mr. John S. Blonsick, c/o Dave Miller, Air Line Pilots Association, 100 Hartsfield Centre Parkway, Suite 200, Atlanta, Georgia 30354, who is the beneficial owner of 110 shares of common stock and 75 shares of ESOP Preferred Stock, has given notice that he intends to introduce the following resolution at the annual meeting:

"RESOLVED, that the stockholders of Delta Air Lines, Inc. (the "Company") urge the Board of Directors to seek shareholder approval for future severance agreements with senior executives (specifically, the Chief Executive Officer, President, Chief Operating Officer, and all Executive Vice Presidents of the Company) that provide benefits in an amount exceeding two times the sum of the executive's annual salary and bonus. "Future severance agreements" include agreements renewing, modifying or extending existing severance agreements or employment agreements containing severance provisions. "Benefits" include lump-sum cash payments (including payments in lieu of medical and other benefits) and the estimated present value of periodic retirement payments, fringe benefits and consulting fees (including reimbursable expenses) to be paid to the executive."

                        PROPONENT'S SUPPORTING STATEMENT

"Upon the resignation of former CEO Ronald Allen in 1997, the Company agreed to pay a lump sum severance amount of $4,501,000, $85,515 in lieu of medical and dental benefits, a total annual retirement payment of $765,000 per year, an annual fee of $25,000 for service as an "Advisory Director," consulting fees of $500,000 per year for seven years (despite the fact that Mr. Allen "shall not be called upon to devote a major portion of his business time to the performance of services as consultant to the corporation" and "shall only be required to perform his consulting services at such times, and in such places and for such periods as will result in the least inconvenience" to him), and, for 10 years after his resignation, office space, full-time secretarial support, country club membership and dues for the Commerce Club of Atlanta. The Company has also paid $408,776 to design, build and furnish office space for Mr. Allen.

The Company's agreements with current CEO Leo Mullin and certain other senior executives provide generous severance benefits, especially if employment is terminated in connection with a change in control. We recognize that severance agreements such as those the Company has entered into with Mr. Allen and others may be appropriate in some circumstances. However, given the magnitude of the benefits payable under such agreements and the effect of those obligations in the event of a change in control of the Company, we believe the Company should seek shareholder approval of any future such agreements. We believe that requiring shareholder approval of such agreements may also have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive's employment must be terminated by the Company.

Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if it implemented this proposal, of seeking approval after the material terms of the agreement were agreed upon. Institutional investors such as the California Public Employees Retirement System have recommended shareholder approval of these types of agreements in their proxy voting guidelines. Also, the Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the executive's annual base salary.

For these reasons we urge shareholders to vote FOR this proposal."

    THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE FOLLOWING REASONS:

Delta's executive compensation program is designed to attract and retain highly-qualified executives, and to motivate those executives to achieve Delta's overall business and financial goals. This is especially critical in today's highly competitive labor market. The overall strategy of Delta's program, as outlined elsewhere in this proxy statement, supports these goals.

To compete for the best executive talent, many companies provide key executives with significant incentives. Delta believes it must respond to this competitive practice by providing incentives to executives to leave companies where they are highly valued and compensated, and by offering its executives competitive employment packages to minimize the risk of losing them to other companies.

Severance provisions may be included in these packages based on the competitive market and the unique circumstances of each employment situation. To arbitrarily limit what Delta may offer as a severance payment, or to require shareowner approval of the terms of a severance provision, would significantly limit Delta's ability to successfully attract new executives by making it difficult for Delta to provide a new executive with a competitive employment package in a timely manner. Moreover, a shareowner approval requirement for a severance provision would also negatively impact Delta's recruitment of key executives by requiring the premature public disclosure of confidential employment negotiations. Similarly, requiring subsequent shareowner ratification of severance agreements would hamper Delta's ability to recruit key executives because those executives would be unwilling to accept a Delta position if their employment agreements are not binding upon acceptance of the position.

In sum, an obligation to limit the value or to obtain shareowner approval of a severance provision would severely inhibit Delta's ability to recruit and retain talented executives by impeding Delta's ability to develop and negotiate agreements that address the competitive market, Delta's needs, and the individual nature of these situations.

       ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                                   PROPOSAL 6

Mr. Michael H. Messmore, c/o Dave Miller, Air Line Pilots Association, 100 Hartsfield Centre Parkway, Suite 200, Atlanta, Georgia 30354, who is the beneficial owner of 1,200 shares of common stock and 130 shares of ESOP Preferred Stock, has given notice that he intends to introduce the following resolution at the annual meeting:

"RESOLVED: That the stockholders of Delta Air Lines (the "Company") urge the Board of Directors to adopt a policy that some portion of future stock option grants to senior executives shall be performance-based. Performance-based stock options are defined as 1) indexed options, whose exercise price is linked to an industry index; 2) premium-priced stock options, whose exercise price is above the market price on the grant date; or 3) performance-vesting options, which vest when the market price of the stock exceeds a specific target."

                        PROPONENT'S SUPPORTING STATEMENT


"As Company shareholders, we support compensation policies for senior executives that provide challenging performance objectives and serve to motivate executives to achieve long-term shareholder value. We believe that the Company's current policies are deficient in that respect. CEO Leo Mullin has been granted options to purchase 1,768,200 shares of Company stock since he joined the Company in 1997. Options to purchase 1,000,000 of those shares will be vested on August 14, 2001. Mr. Mullin stands to gain $11,843,700 if the

Company's stock price stands at $56 when the 1,000,000 options are exercised. This represents an approximate annual return to shareholders of only 6.12% from the market price of approximately $44.16 on August 14, 1997, the date on which the options were granted. He stands to realize that amount even if the Company's stock underperforms all of its competitors.

Standard stock options give windfalls to executives who are lucky enough to hold them during a bull market, and penalize executives who hold them during a bear market. Investors and market observers including Warren Buffett, Alan Greenspan and Al Rappaport have criticized standard options on the ground that they inappropriately reward mediocre or poor performance--Buffet has stated that standard stock options are "really a royalty on the passage of time"--and all three favor the use of indexed options.

Standard stock options may also be more expensive than performance-based options. Two Georgetown University professors have estimated that for the top 100 NYSE-listed firms, a grant of an at-the-money option with a five-year maturity would be on average 41% more expensive than necessary to reward the same amount of relative CEO performance. Angel & McCabe, "Market-Adjusted Options for Executive Compensation," Oct. 28, 1997.

Performance-based options tie compensation more closely to company--rather than stock market--performance. Premium-priced and performance-vesting options encourage senior executives to set and meet ambitious but realistic performance targets. Indexed options may have the added benefit of discouraging repricing in the event of an industry downturn.

Recently, companies such as Capital One Financial Corporation, Mattel, Union Pacific, RNC Corp. and Level 3 Communications have adopted performance-based plans. According to RCN's CEO, the company's "Outperform Stock Option" program, which is designed so that shareholders receive a market return before option holders receive any return on their options, "properly balance[s] shareholder and RCN management team rewards by always rewarding the shareholder first."

For these reasons we urge shareholders to vote FOR this proposal."

    THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE FOLLOWING REASONS:


Delta's executive compensation program is intended to attract, retain and motivate talented executives. The Personnel & Compensation Committee of Delta's Board of Directors works with independent compensation consultants to design an executive compensation program that supports Delta's short-term and long-term strategies, and to evaluate Delta's program relative to the competitive market.

The Board believes that Delta's current practice of granting stock options provides the appropriate link between company performance and executive pay. It aligns the interests of executives with those of Delta's shareowners because the stock price must increase before shareowners or executives will benefit. At the same time, the stock option program's design matches typical competitive practice, which enhances Delta's ability to attract and retain executives. Delta's program is comparable to the stock option plans used by most U.S. public corporations, including the companies with which Delta competes for executive talent. Relatively few companies use indexed, premium-priced or performance-vesting stock options.

In addition, as discussed elsewhere in this proxy statement, Delta's executive compensation program divides stock-based awards between stock options and performance-based restricted stock. While stock options reflect stock price performance, performance-based restricted stock provides compensation opportunities based on both stock market and operational performance. This plan measures Delta's results relative to nine peer domestic airlines with respect to total shareowner return and three key U.S. Department of Transportation customer service measures: on-time arrival performance, customer complaints and mishandled baggage. The Board believes this combination of stock options and performance-based restricted stock provides a strong performance component while also enabling Delta to offer competitive compensation opportunities to its key executives.

In sum, the Board believes that Delta's executive pay program is appropriately designed, and that compensation for Delta's executives is strongly linked to Delta's performance.

       ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.
                             ---------------------

                              GENERAL INFORMATION

                              COST OF SOLICITATION

Delta will pay the cost of soliciting proxies. Delta has retained Georgeson Shareholder Communications, Inc. to solicit proxies, by mail, in person or by telephone, for a fee of $15,000 plus certain expenses. In addition, certain Delta officers and employees, who will receive no compensation for their services other than their regular salaries, may also solicit proxies. Delta may also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals at Delta's expense.
                             ---------------------

                       SUBMISSION OF SHAREOWNER PROPOSALS

From time to time, shareowners submit proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered for inclusion in Delta's 2002 proxy materials under Securities and Exchange Commission regulations, shareowner proposals must be submitted in writing and received by Delta no later than November 6, 2001. Proposals should be directed to Delta's Secretary, Robert S. Harkey, at Delta Air Lines, Inc., Post Office Box 20706, Atlanta, Georgia 30320-6001.

Delta's By-Laws provide that any shareowner wishing to bring any matter before an annual meeting (other than proposals included in the proxy statement under Securities and Exchange Commission regulations) must give timely written notice to Delta's Secretary. To be timely, the notice must be received at Delta's principal executive offices at least 90 days but not more than 120 days before the anniversary date of the immediately preceding annual meeting. If, however, the Board of Directors calls the annual meeting for a date that is not within 30 days before or after such anniversary date, notice by the shareowner will be timely if received by Delta by the close of business on the 10th day following the day on which the Board of Directors gave notice of the meeting date or publicly disclosed the date of the annual meeting, whichever first occurs. The shareowner's notice must contain specified information, as detailed in Sections
3.1 and 4.2 of the By-Laws.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Delta's directors, executive officers and persons who beneficially own more than 10% of a registered class of Delta's equity securities to file certain reports concerning their beneficial ownership of Delta's equity securities. Delta believes that during the period July 1, 2000 through December 31, 2000, all reporting persons complied with their Section 16(a) filing obligations.
                               ----------------

 EXTENT OF INCORPORATION BY REFERENCE OF MATERIALS INCLUDED IN OR ACCOMPANYING
                              THIS PROXY STATEMENT

The Audit Committee and Personnel & Compensation Committee Reports included in this proxy statement shall not be deemed to be incorporated by reference into any filing made by Delta under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent Delta incorporates such reports by specific reference.

This proxy statement is accompanied, or preceded, by Delta's Annual Report to Shareowners for the calendar year ended December 31, 2000. The annual report, which contains audited financial statements, along with other information about Delta, is not incorporated in the proxy statement and is not to be deemed a part of the proxy soliciting material.
                               ----------------

                                                                     APPENDIX A

                             DELTA AIR LINES, INC.
                            AUDIT COMMITTEE CHARTER

I. Composition of the Audit Committee: The Audit Committee shall consist of at least three directors appointed by the Board of Directors. The composition of the Audit Committee shall comply with the independence and other applicable membership requirements of the New York Stock Exchange, Inc.

II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

  1. in its oversight of the Company's accounting and financial reporting principles and policies and internal controls and procedures;

  2. in its oversight of the Company's financial statements and the independent audit thereof;

  3. in selecting, evaluating and, where deemed appropriate, replacing the independent auditors; and

  4.  in evaluating the independence of the independent auditors.

   The function of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors, or experts in the fields of accounting or auditing. It is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that provide information to the Audit Committee and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

   The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The internal audit department is responsible for evaluating the Company's internal controls. The independent auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

   The independent auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

   The independent auditors shall submit to the Audit Committee annually a formal written statement delineating all relationships between the independent auditors and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board No. 1.

III. Meetings of the Audit Committee: The Audit Committee shall meet at such times as it deems appropriate, but not less than four times annually. The Audit Committee should meet separately at least annually with management, the director of the internal audit department and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by conference call or similar communications equipment by which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

  1. with respect to the independent auditor,

    (i) to provide advice to the Board of Directors in selecting, evaluating or replacing independent auditors;

    (ii) to review the fees charged by the independent auditors for audit and non-audit services;

    (iii) to ensure that the independent auditors prepare and deliver annually a Statement as to Independence (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's independent auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the independent auditors' independence; and

    (iv) to instruct the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and Audit Committee;

  2.  with respect to the internal audit department,

    (i) to review the performance of the internal audit department and the appointment and replacement of the director of the internal audit department; and

    (ii) to advise the director of the internal audit department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management's responses thereto and to consider any such summaries, reports or management's responses thereto;

  3. with respect to financial reporting principles and policies and internal controls and procedures,

    (i) to advise management, the internal audit department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

    (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors relating to the Company's financial statements;

    (iii) to meet with management, the director of the internal audit department and/or the independent auditors:

      .  to discuss the scope of the annual audit;

      .  to discuss the audited financial statements;

      . to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management, the internal audit department or the independent auditors, relating to the Company's financial statements;

      . to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders;

      . to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors, the internal audit department or management; and

      . to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

    (iv) to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

    (v) to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements and the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

  4.  with respect to reporting and recommendations,

    (i) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

    (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

    (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

                                 [DELTA LOGO]

                     THIS PROXY IS SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF DELTA AIR LINES, INC.

I hereby appoint Mary Johnston Evans, Gerald Grinstein and Leo F. Mullin, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Delta Air Lines, Inc. which I would be entitled to vote on all matters which may properly come before the 2001 Annual Meeting of Shareowners of Delta to be held at the The Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84101, on Thursday, April 26, 2001 at 9:00 a.m., local time, or any adjournment of the meeting.

THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTIONS INDICATED ON THE REVERSE SIDE OF THIS PROXY CARD, AND THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OF THE MEETING. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD OR VOTE BY THE INTERNET OR TELEPHONE.

I acknowledge receipt of Delta's Notice of Annual Meeting of Shareowners, dated March 6, 2001, Proxy Statement and Annual Report.

NOMINEES FOR DIRECTOR:

(01) Edwin L. Artzt, (02) James L. Broadhead, (03) Edward H. Budd, (04) R. Eugene Cartledge, (05) Mary Johnston Evans, (06) George M.C. Fisher, (07) David
R. Goode, (08) Gerald Grinstein, (09) Leo F. Mullin, (10) John F. Smith, Jr. and
(11) Andrew J. Young.

                                                              [See Reverse Side]

================================================================================
             DETACH AND RETURN PROXY CARD; RETAIN ADMISSION TICKET


--------------------------------------------------------------------------------
Delta's 2001 Annual Meeting of Shareowners will be broadcast live (listen only) at www.delta.com/inside/investors/index.jsp. The live Webcast will begin at 9:00 a.m. MDT on Thursday, April 26, 2001. The replay will be available through May 26, 2001.

--------------------------------------------------------------------------------


                                 ADMISSION TICKET

Only the shareowner(s) whose name appear(s) on this ticket, or the proxy of that shareowner, will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., local time.

                             DELTA AIR LINES, INC.
                      2001 ANNUAL MEETING OF SHAREOWNERS
                THURSDAY, APRIL 26, 2001, 9:00 A.M., LOCAL TIME
                           THE GRAND AMERICA HOTEL
                            555 SOUTH MAIN STREET
                         SALT LAKE CITY, UTAH 84101

CONDUCT OF MEETING
In fairness to all shareowners attending the 2001 Annual Meeting of Shareowners and in the interest of an orderly and constructive meeting, the following procedures will apply:

1. Proposals will be presented in the order in which they appear in the Proxy Statement. Presentations by proponents of shareowner proposals may not exceed a total of five minutes. Questions or comments about any proposal under consideration should be limited to two minutes.

2. Questions or comments concerning any issue raised during the shareowner question and comment period should be relevant to matters of general interest to shareowners and will be limited to two minutes.

3. The use of cameras, sound recording equipment, communication devices or any other similar equipment is prohibited without Delta's prior permission.

[X]     PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                          0299

--------------------------------------------------------------------------------
             Delta's Board of Directors recommends a vote FOR all
                         nominees and FOR Proposal 2.

--------------------------------------------------------------------------------
                                                          WITHHOLD
                                      FOR ALL            AUTHORITY

1.   Election of
     Nominees for Director.             [_]                  [_]
     (see reverse)
                              except as indicated below   to vote for all

For all, except vote withheld from the following nominee(s):

------------------------------------------------------------
--------------------------------------------------------------------------------

                                      FOR       AGAINST       ABSTAIN

2.   To ratify the appointment
     of Arthur Andersen LLP as
     independent auditors for         [_]          [_]          [_]
     the calendar year ending
     December 31, 2001.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Delta's Board of Directors recommends a vote AGAINST Proposals
           3, 4, 5 and 6, which were submitted by shareowners.

--------------------------------------------------------------------------------
                                      FOR       AGAINST       ABSTAIN

3.   Relating to cumulative
     voting for directors.            [_]          [_]          [_]

4.   Linking executive compensation
     to employee satisfaction.        [_]          [_]          [_]

5.   Relating to executive severance
     agreements.                      [_]          [_]          [_]

6.   Relating to executive stock
     option grants.                   [_]          [_]          [_]

--------------------------------------------------------------------------------

          I PLAN TO ATTEND THE
          ANNUAL MEETING OF           [_]
          SHAREOWNERS
                                      YES

This proxy, if properly executed and delivered, will revoke all prior proxies.

PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


SIGNATURE(S)_________________________________________________ DATE______________

Please sign EXACTLY as your name(s) appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the shareowner is a corporation or partnership, please sign the full corporate or partnership name by a duly authorized person. If shares are held jointly, each joint owner should sign.

================================================================================
   . FOLD AND DETACH HERE -- IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL .



                         VOTE BY INTERNET OR TELEPHONE
                 QUICK & EASY - 24 HOURS A DAY, 7 DAYS A WEEK

Delta encourages shareowners to take advantage of two cost-effective and convenient alternatives to vote their shares -- by Internet or telephone.

LOG ONTO THE INTERNET AND TYPE: http://www.eproxyvote.com/dal

 . Have this proxy form ready and follow the simple instructions on the web site.

ON A TOUCH TONE PHONE, CALL TOLL-FREE 1-877-779-8683.

 . Enter the control number from the box above (just below the perforation on the proxy card).

 .  You will then have two options:
   OPTION 1: to vote as the Board of Directors recommends on all proposals; or OPTION 2: to vote on each proposal separately.

 .  You will be asked to confirm your vote.

INTERNET OR TELEPHONE VOTING PROVIDES THE SAME AUTHORIZATION TO VOTE YOUR SHARES AS IF YOU MARKED, SIGNED DATED AND RETURNED THE PROXY CARD. IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY CARD.

YOU MAY ELECT TO RECEIVE FUTURE ANNUAL MEETING MATERIALS VIA THE INTERNET BY SIGNING UP AT www.econsent.com/dal.

                                                                 [DELTA LOGO]

                                                             Internal Memorandum

                                                             Date: March 6, 2001



To:       Participants in the Delta Family-Care Savings Plan

From:     Leo F. Mullin, Chairman and Chief Executive Officer

Subject:  Delta's 2001 Annual Meeting of Shareowners

As a participant in the Delta Family-Care Savings Plan (Savings Plan), you have the right to confidentially instruct Fidelity Management Trust Company, the Savings Plan trustee (Trustee), how to vote the Delta stock attributable to your Savings Plan account at Delta's 2001 Annual Meeting of Shareowners. I strongly encourage you to exercise this right because your vote is important! Delta's Board of Directors recommends that you vote:

     . FOR the election of the 11 nominees for Director named in the proxy statement (Proposal 1);

     . FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for the calendar year ending December 31, 2001 (Proposal 2); and

     . AGAINST each of the four shareowner proposals described in the proxy statement (Proposals 3,4,5 and 6).

To instruct the Trustee how to vote the Delta stock attributable to your Savings Plan account, please use the Internet or telephone voting instruction system described on the attachment to the enclosed Voting Instruction Form. Alternatively, you may complete, sign and date the Voting Instruction Form and return it in the enclosed envelope.

If you plan to attend the Annual Meeting, please indicate your intent when prompted by the Internet or telephone voting instruction system, or mark the appropriate box on the Voting Instruction Form. TO ATTEND THE MEETING, YOU WILL NEED TO PRESENT THE ENCLOSED ADMISSION TICKET. AN EMPLOYEE IDENTIFICATION CARD IS NOT SUFFICIENT PROOF OF SHARE OWNERSHIP. PLEASE CONTACT INVESTOR RELATIONS AT
(404) 715-2343 TO REQUEST A REPLACEMENT ADMISSION TICKET, IF NEEDED. Delta's Annual Meeting will be broadcast live on-line (listen only) on April 26, 2001 at 9:00 a.m. MDT at www.delta.com/inside/investors/index.jsp. A replay of the Web cast will be available through May 26, 2001.

Enclosed is a copy of Delta's Notice of Annual Meeting of Shareowners, Proxy Statement and Annual Report. If you were also a registered shareowner of Delta common stock on the record date for the Annual Meeting, your Annual Report was previously sent to you with the proxy materials for those shares rather than with this mailing. If you would like an additional copy of the Annual Report, please contact Investor Relations at (404) 715-2343.




                                          /s/ Leo F. Mullin
                                              Leo F. Mullin
Enclosures

DELTA FAMILY-CARE SAVINGS PLAN
VOTING INSTRUCTION FORM

THIS VOTING INSTRUCTION FORM IS PROVIDED BY FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE (TRUSTEE) FOR THE DELTA FAMILY-CARE SAVINGS PLAN (SAVINGS PLAN), for the 2001 Annual Meeting of Shareowners of Delta Air Lines, Inc. (Delta) to be held at The Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84101, on Thursday, April 26, 2001 at 9:00 a.m., local time, or any adjournment of the meeting.

I understand that, under the Savings Plan, I have the right to confidentially instruct the Trustee how to vote shares of Delta's Series B ESOP Convertible Preferred Stock and Common Stock attributable to my Savings Plan account. I also understand that page 3 of Delta's Proxy Statement describes how the Trustee will vote (1) such shares attributable to my Savings Plan account if the Trustee does not receive voting instructions from me on or before 5:00 p.m., EDT on April 24, 2001; and (2) shares of Delta's Series B ESOP Convertible Preferred Stock that were not allocated to any participant's Savings Plan account on the February 28, 2001 record date for the annual meeting.

Pursuant to the Savings Plan, I instruct the Trustee to vote the shares of Delta's Series B ESOP Convertible Preferred Stock and Common Stock attributable to my Savings Plan account at the annual meeting, as indicated on the reverse of this form.

I acknowledge receipt of Delta's Notice of Annual Meeting of Shareowners, dated March 6, 2001, Proxy Statement and Annual Report.

NOMINEES FOR DIRECTOR:
(01) Edwin L. Artzt, (02) James L. Broadhead, (03) Edward H. Budd,
(04) R. Eugene Cartledge, (05) Mary Johnston Evans, (06) George M.C. Fisher,
(07) David R. Goode, (08) Gerald Grinstein, (09) Leo F. Mullin,
(10) John F. Smith, Jr. and (11) Andrew J. Young.

                                                             [See Reverse Side]

================================================================================

      DETACH AND RETURN VOTING INSTRUCTION FORM; RETAIN ADMISSION TICKET



--------------------------------------------------------------------------------
Delta's 2001 Annual Meeting of Shareowners will be broadcast live (listen only) at www.delta.com/inside/investors/index.jsp. The live Webcast will begin at 9:00 a.m. MDT on Thursday, April 26, 2001. The replay will be available through May 26, 2001.

--------------------------------------------------------------------------------



                            DELTA AIR LINES, INC.
                      2001 ANNUAL MEETING OF SHAREOWNERS
                THURSDAY, APRIL 26, 2001, 9:00 A.M., LOCAL TIME
                           THE GRAND AMERICA HOTEL
                            555 SOUTH MAIN STREET
                          SALT LAKE CITY, UTAH 84101


                               ADMISSION TICKET

Only the shareowner(s) whose name appear(s) on this ticket, or the proxy of that shareowner, will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., local time.

CONDUCT OF MEETING

In fairness to all shareowners attending the 2001 Annual Meeting of Shareowners and in the interest of an orderly and constructive meeting, the following procedures will apply:

1. Proposals will be presented in the order in which they appear in the Proxy Statement. Presentations by proponents of shareowner proposals may not exceed a total of five minutes. Questions or comments about any proposal under consideration should be limited to two minutes.

2. Questions or comments concerning any issue raised during the shareowner question and comment period should be relevant to matters of general interest to shareowners and will be limited to two minutes.

3. The use of cameras, sound recording equipment, communication devices or any other similar equipment is prohibited without Delta's prior permission.

[X]  Please mark your votes as in this example.                            6296


            DELTA FAMILY-CARE SAVINGS PLAN VOTING INSTRUCTION FORM
--------------------------------------------------------------------------------
         Delta's Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.
--------------------------------------------------------------------------------
                                                              WITHHOLD
                                            FOR ALL          AUTHORITY

   1.   Election of
        Nominees for Director.                [_]                [_]
        (see reverse)

                            except as indicated below     to vote for all

For all, except vote withheld from the following nominee(s):

---------------------------------------------------------------
--------------------------------------------------------------------------------

                                          FOR        AGAINST       ABSTAIN
   2.   To ratify the appointment
        of Arthur Andersen LLP as
        independent auditors for          [_]          [_]           [_]
        the calendar year ending
        December 31, 2001.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             Delta's Board of Directors recommends a vote AGAINST
         Proposals 3, 4, 5 and 6, which were submitted by shareowners.

--------------------------------------------------------------------------------
                                          FOR        AGAINST       ABSTAIN
   3.   Relating to cumulative
        voting for directors              [_]          [_]           [_]



   4.   Linking executive compensation
        to employee satisfaction.         [_]          [_]           [_]


   5.   Relating to executive
        severance agreements.             [_]          [_]           [_]

   6.   Relating to executive stock
        option grants.                    [_]          [_]           [_]

--------------------------------------------------------------------------------

           I PLAN TO ATTEND THE
           ANNUAL MEETING OF              [_]
           SHAREOWNERS
                                          YES

These instructions, if properly executed and delivered, will revoke all prior instructions.

PLEASE DATE, SIGN AND MAIL THIS VOTING INSTRUCTION FORM IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


SIGNATURE(S)_________________________________________________ DATE____________

Please sign EXACTLY as your name(s) appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title.

================================================================================

              . FOLD AND DETACH HERE -- IF YOU ARE RETURNING YOUR
                       VOTING INSTRUCTION FORM BY MAIL .


                         VOTE BY INTERNET OR TELEPHONE
                 QUICK & EASY - 24 HOURS A DAY, 7 DAYS A WEEK

Delta encourages Savings Plan participants to take advantage of two cost-effective and convenient alternatives to instruct the Trustee how to vote their shares -- by Internet or telephone.

LOG ONTO THE INTERNET AND TYPE: http://www.eproxyvote.com/dal1

 . Have this Voting Instruction Form ready and follow the simple instructions on the web site.

ON A TOUCH TONE PHONE, CALL TOLL-FREE 1-877-779-8683.

 . Enter the control number from the box above (just below the perforation on the Voting Instruction Form).

 .  You will then have two options:

   OPTION 1: to vote as the Board of Directors recommends on all proposals; or OPTION 2: to vote on each proposal separately.

 .  You will be asked to confirm your voting instructions.

Using the Internet or telephone voting instruction system has the same effect as giving the Trustee voting instructions by marking, signing, dating and returning the Voting Instruction Form. If you use the Internet or telephone voting instruction system, please do not return your Voting Instruction Form.

OTHER INSTRUCTIONS

Your voting instructions must be received by the Trustee on or before 5:00 p.m., EDT on April 24, 2001. This deadline applies whether you mail the Voting Instruction Form, or use the Internet or telephone voting instruction system.

YOU MAY ELECT TO RECEIVE FUTURE ANNUAL MEETING MATERIALS VIA THE INTERNET BY SIGNING UP AT www.econsent.com/dal.